Filed Pursuant to Rule 424(b)(7)
Registration No. 333-230964

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities, and neither we nor the selling stockholders are soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to completion. Dated September 16, 2019.

Preliminary prospectus supplement

(to prospectus dated September 16, 2019)

4,000,000 shares

Funko, Inc.

Class A common stock

The Selling Stockholders identified in this prospectus supplement are offering an aggregate of 4,000,000 shares of Class A common stock. We will not receive any proceeds from the sale of the shares of Class A common stock to be offered by the Selling Stockholders.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “FNKO.” We have two classes of common stock outstanding: Class A common stock and Class B common stock. Each share of our Class A common stock and Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders. All shares of our Class B common stock are held by the Continuing Equity Owners (as defined herein). See “Basis of Presentation” and “Prospectus Supplement Summary.”

The last reported sale price for our Class A common stock as reported on the Nasdaq Global Select Market on September 13, 2019 was $27.39 per share.

The underwriter has agreed to purchase shares of Class A common stock from the Selling Stockholders at a price of $         per share, which will result in $         of aggregate proceeds to the Selling Stockholders. The underwriter may offer the Class A common stock from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We have agreed to reimburse the underwriter for certain FINRA-related expenses. See “Underwriting.”

We currently are, and following this offering we will continue to be, a “controlled company” within the meaning of the Nasdaq rules (as defined herein). See the section entitled “Corporate Governance—Controlled Company Exemption” in our 2018 Proxy Statement (as defined herein), which is incorporated by reference herein.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, and are subject to reduced public reporting requirements. This prospectus supplement complies with the requirements that apply to an issuer that is an emerging growth company.

See “Risk Factors” beginning on page S-17 of this prospectus supplement and the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the 2019 Second Quarter 10-Q (as defined herein), to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of Class A common stock against payment in New York, New York on                , 2019.

J.P. Morgan

Prospectus Supplement dated                 , 2019

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We have not, the Selling Stockholders have not, and the underwriter has not authorized anyone to provide any information or to make any representations other than those contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, or in any related free writing prospectuses we have authorized for use in connection with this offering. We, the Selling Stockholders and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered by this prospectus supplement, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since such date.

For investors outside the United States: We have not, the Selling Stockholders have not, and the underwriter has not, done anything that would permit this offering or the possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Class A common stock and the distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus outside the United States. See “Underwriting.”

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About this prospectus supplement

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses), together with any documents incorporated by reference herein and therein and the additional information described below under the headings “Information Incorporated by Reference” and “Where You Can Find More Information” in its entirety before making an investment decision. To the extent there is a variation between information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Basis of presentation

As used in this prospectus supplement, unless the context otherwise requires, references to:

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“2018 10-K” refer to our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission, or SEC, on March 6, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

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“2018 Proxy Statement” refer to our Definitive Proxy Statement on Schedule 14A, for the year ended December 31, 2018, filed with the SEC on April 25, 2019, portions of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

•	“2019 10-Qs” refer to our 2019 First Quarter 10-Q and our 2019 Second Quarter 10-Q.

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“2019 First Quarter 10-Q” refer to our quarterly report on Form 10-Q, filed with the SEC on May 3, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

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“2019 Second Quarter 10-Q” refer to our quarterly report on Form 10-Q, filed with the SEC on August 8, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

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“we,” “us,” “our,” the “Company,” “Funko” and similar references refer to Funko, Inc., and, unless otherwise stated, all of its subsidiaries, including FAH, LLC and, unless otherwise stated, all of its subsidiaries.

•	“ACON” refer to ACON Funko Investors, L.L.C., a Delaware limited liability company, and certain funds affiliated with ACON Funko Investors, L.L.C. (including each of the Former Equity Owners).

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“Continuing Equity Owners” refer collectively to ACON, Fundamental, the Former Profits Interests Holders, the Former Warrant Holders and certain current and former executive officers, employees and directors and each of their permitted transferees that continued to own common units in FAH, LLC after our IPO and the other Transactions (each as defined in this prospectus supplement) and who may redeem (including in

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connection with this offering), at each of their options (subject in certain circumstances to time-based vesting requirements) their common units for, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), cash or newly-issued shares of our Class A common stock as described in “Certain Relationships and Related Person Transactions—FAH LLC Agreement.”

•	“FAH, LLC” refer to Funko Acquisition Holdings, L.L.C., a Delaware limited liability company.

•	“FAH LLC Agreement” refer to FAH, LLC’s second amended and restated limited liability company agreement, as amended to date.

•	“FHL” refer to Funko Holdings LLC, a Delaware limited liability company.

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“Former Equity Owners” refer to ACON Funko Investors Holdings 1, L.L.C., a Delaware limited liability company, ACON Funko Investors Holdings 2, L.L.C., a Delaware limited liability company, and ACON Funko Investors Holdings 3, L.L.C., a Delaware limited liability company, which in each case are affiliated with ACON and transferred their indirect ownership interests in common units of FAH, LLC for shares of our Class A common stock (which are held by them directly) in connection with the consummation of the IPO.

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“Former Profits Interests Holders” refer collectively to certain of our directors and certain current executive officers and employees, in each case, who held existing vested and unvested profits interests in FAH, LLC pursuant to FAH, LLC’s existing equity incentive plan and who received common units of FAH, LLC in exchange for their profits interests (subject to the common units received in exchange for unvested profits interests remaining subject to their existing time-based vesting requirements) in connection with the Transactions.

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“Former Warrant Holders” refer to lenders under our senior secured credit facilities that previously held warrants to purchase ownership interests in FAH, LLC, which were converted into common units of FAH, LLC in connection with the consummation of the Transactions.

•	“Fundamental” refer collectively to Fundamental Capital, LLC and Funko International, LLC.

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“Original Equity Owners” refer to the owners of ownership interests in FAH, LLC, collectively, prior to the Transactions, which include ACON, Fundamental, the Former Profits Interests Holders and certain current and former executive officers, employees and directors.

•	“Selling Stockholders” refer to (1) ACON Funko Investors, L.L.C., a Delaware limited liability company, and each of the Former Equity Owners, and (2) Brian Mariotti, our chief executive officer.

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“Senior Secured Credit Facilities” refer to our credit agreement, dated October 22, 2018, or the Credit Agreement, providing for a term loan facility in the amount of $235.0 million, or the Term Loan Facility, and a revolving credit facility of $50.0 million (which was increased to $75.0 million on February 11, 2019), or the Revolving Credit Facility.

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“Transactions” refer to our initial public offering, or IPO, and certain reorganization transactions we effected in November 2017 in connection therewith, as described in Note 16 to the audited consolidated financial statements included as Exhibit 99.1 to our Current Report on Form 8-K dated August 30, 2019, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

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Trademarks

This prospectus supplement and the accompanying prospectus include, or incorporate by reference, our trademarks and trade names, including Pop!®, Mystery Minis®, Dorbz®, Pint Size Heroes™, Rock Candy® and SuperCute™ which are protected under applicable intellectual property laws and are our property. This prospectus supplement and the accompanying prospectus also contain, or incorporate by reference, trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Market and industry data

Unless otherwise indicated, information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus and our 2019 Second Quarter 10-Q, which is incorporated by reference herein and therein, and in this prospectus supplement under the heading “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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Prospectus supplement summary

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” included elsewhere in this prospectus supplement and the corresponding section in our 2019 Second Quarter 10-Q, which is incorporated by reference herein and therein, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 10-K and 2019 10-Qs, each of which is incorporated by reference herein and therein, the audited consolidated financial statements and the related notes included as Exhibit 99.1 to our Current Report on Form 8-K dated August 30, 2019, and the unaudited condensed consolidated financial statements and the related notes included as Exhibit 99.2 to our Current Report on Form 8-K, filed with the SEC on August 30, 2019, and in our 2019 Second Quarter 10-Q, each of which is incorporated by reference herein and therein, before making an investment decision. Some of the statements contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Funko: At the nexus of pop culture

We are a leading pop culture consumer products company. Our business is built on the principle that almost everyone is a fan of something and the evolution of pop culture is leading to increasing opportunities for fan loyalty. We create whimsical, fun and unique products that enable fans to express their affinity for their favorite “something”—whether it is a movie, TV show, video game, musician or sports team. We typically infuse our distinct designs and aesthetic sensibility into one of the industry’s largest portfolios of licensed content over a wide variety of product categories, including figures, plush, accessories, apparel, handbags and homewares. With our unique style, expertise in pop culture, broad product distribution and highly accessible price points, we have developed a passionate following for our products that has underpinned our growth. We believe we sit at the nexus of pop culture—content providers value us for our broad network of retail customers, retailers value us for our broad portfolio of licensed pop culture products and pop culture insights, and consumers value us for our distinct, stylized products and the content they represent. We believe our innovative product design and market positioning have disrupted the licensed product markets and helped to define today’s pop culture products category.

Pop culture pervades modern life and almost everyone is a fan of something. In the past, pop culture fandom was often associated with stereotypical images of fans from narrow demographics, such as Star Trek fans attending conventions to speak Klingon to each other or friends getting together to play Dungeons & Dragons. Today, more quality content is available and technology innovation has made content accessible anytime, anywhere. As a result, the breadth and depth of pop culture fandom resembles, and in many cases exceeds, the type of fandom previously associated only with sports. Social media has further allowed for fans to share their love and form communities more easily than before. Everyday interactions at home, work or with friends, whether in person or through social media, are increasingly influenced by pop culture.

We have invested strategically in our relationships with key constituents in pop culture. Content providers value us for our broad network of retail customers and retailers value us for our broad portfolio of licensed pop culture products, pop culture insights and ability to drive consumer traffic. Consumers, who value us for our distinct, stylized products, remain at the center of everything we do.

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Content providers:    We have strong licensing relationships with many established content providers, such as Disney, HBO, LucasFilm, Marvel, Blizzard Entertainment, the National Football League and Warner Brothers. We have also recently entered into licensing relationships to develop products based on Fortnite and Pokémon. We strive to license every pop culture property that we believe is relevant to consumers. In 2018, we had license agreements with over 200 content providers covering over 600 active licensed properties. We believe our numerous licensing relationships have allowed us to build one of the largest portfolios in our industry, from which we can create multiple products based on each character within those properties. Content providers trust us to create unique extensions of their intellectual property that extend the relevance of their content with consumers through ongoing engagement, helping to maximize the lifetime value of their content. For the year ended December 31, 2018, sales of our Pop! branded products grew 45% year-over-year in the United States, which is the most mature market for our Pop! branded products. We believe we have benefited from a trend of content providers consolidating their relationships to do more business with fewer licensees. We believe our track record of obtaining licenses from content providers, together with our proven ability to renew and extend the scope of our licenses, demonstrates the trust content providers place in us.

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Retail channels:    We sell our products through a diverse network of retail customers across multiple retail channels, including specialty retailers, mass-market retailers and e-commerce sites. We can provide our retail customers a customized product mix designed to appeal to their particular customer bases. Our current retail customers include GameStop, Amazon, Hot Topic, Target and Walmart in the United States, and Micromania, HEO, E.M.P. Merchandising and Smyths Toys, internationally. In 2018, we sold our products through over 2,500 U.S. retailers, and internationally through both distributors and retailers, which represented 32% of our 2018 sales. Additionally, for the year ended December 31, 2018, sales of our products on third party e-commerce websites increased 45% compared to the prior year period. Retailers recognize the opportunity presented by the demand for pop culture products and are continuing to dedicate additional shelf space as well as increased presence on their e-commerce platforms to our products and the pop culture category. Additionally, we believe some of our retail customers, such as Target and Walmart, view us as pop culture experts, and we help them manage their pop culture category. We believe we drive meaningful traffic to our retail customers’ stores because our products have their own built-in fan base, are refreshed regularly creating a “treasure hunt” shopping experience for consumers, and are often supplemented with exclusive, limited-time products that are highlighted on social media. We believe these merchandising strategies create a sense of urgency with consumers that encourages repeat visits to our retail customers.

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Consumers:    Fans are increasingly looking for ways to express their affinity for and engage with their favorite pop culture content. Over time, many of our consumers evolve from occasional buyers to more frequent purchasers, whom we categorize as enthusiasts or collectors. We estimate that enthusiasts, who are more engaged in pop culture, and collectors, who regularly purchase our products and self-identify as collectors, each make up approximately one-third of our customers. We create products to appeal to a broad array of fans across consumer demographic groups—men, women, boys and girls—not a single, narrow demographic. Most of our products are generally priced under $10, excluding apparel and handbags, which allows our diverse consumer base to express their fandom frequently and impulsively. We continue to introduce innovative products designed to facilitate fan engagement across different price points and styles in different categories. In addition, our fans routinely express their passion for our products and brands through social media and live pop culture events, such as Comic-Con or Star Wars Celebration.

We have developed a nimble and low-fixed cost production model. The strength of our in-house creative team and relationships with content providers, retailers and third-party manufacturers allows us to move from product concept to pre-selling a new product in as few as 24 hours. We typically have a new figure on the store shelf between 110 and 200 days and can have it shipped from the factory in as few as 70 days in certain circumstances. As a result, we can dynamically manage our business to balance current content releases and pop culture trends with content based on classic evergreen properties, such as Mickey Mouse or classic Batman. This has allowed us to deliver significant growth while lessening our dependence on individual content releases.

The pop culture industry

Pop culture encompasses virtually everything that someone can be a fan of—movies, TV shows, video games, music and sports. The global licensed pop culture product industry in which we compete sits within the global licensed entertainment and character products market, which had $122.7 billion in total sales in 2018 according to a Global Licensing Survey released by Licensing International. We believe that many retailers have seen traffic decline across traditional consumer categories. In contrast, demand for pop culture content, consumer products and experiences has grown rapidly.

The forces at work in the pop culture industry

The pop culture industry is being driven by several major forces. Technology advances have made it easier to access, consume and engage with content. Content providers have produced more quality content to drive fan engagement, often with a focus on franchise properties. Dedicated, active and enduring fan bases have emerged across the pop culture landscape. These fans seek out opportunities to interact with their favorite content and with like-minded fans through social media and content-centric experiences. At the same time, social norms have shifted, making fandom culturally accepted and mainstream. These trends reinforce one another leading to a substantial increase in pop culture fandom and to significant growth in the industry.

Technology innovation

The proliferation of powerful mobile technology, such as tablets and smartphones, and the emergence of new content distribution services, such as Amazon Prime, Hulu and Netflix, have enabled fans to connect and engage with content anywhere, at any time, in larger “binge” quantities. More content and greater access has led to more fans spending more time per day consuming content. In addition, fans are able to develop a deeper affinity for content due to the increased prevalence of platforms and events where they can share their passion with other fans (such as through social media, blogs, YouTube, podcasts and online games). The accelerated pace of content discovery and sharing has created an environment where niche content can quickly become mainstream, resulting in more content becoming part of pop culture.

Evolution of content

Content providers have increasingly focused on creating original scripted and franchise content that has broad global appeal and potential for sequels and brand extensions. During the 1990s, the top ten annual grossing movies included an average of 2.5 franchise films and from 2000 through 2018, the top ten annual grossing movies included an average of 6.6 franchise films. The growth of a healthy franchise ecosystem across content types has fostered fan loyalty and stimulated licensed product purchases. In addition, there has been a virtuous content-led cycle, which has driven an increase in the production of scripted high-budget, high-quality original TV shows, such as The Sopranos and Game of Thrones. We expect the number of scripted original series to continue to grow, with newer entrants such as Amazon Prime, Hulu and Netflix spending or announcing the intention to spend substantial capital on new original content. For example, based on public filings, Netflix invested more than $13 billion in content in 2018, compared to $8.7 billion in 2016.

Dedicated and active fan base

We believe pop culture fans possess distinguishing characteristics that make them highly valuable consumers. Like sports fans, fans of other forms of pop culture identify strongly with their favored properties, and have a natural tendency to form social communities around them. For context, in 2018, retail sales of licensed entertainment and character products totaled $122.7 billion, compared to $27.8 billion for retail sales of licensed sports products. Furthermore, as it becomes increasingly easy to access a large quantity of quality content, fans seek more ways to expand and express connectivity to their favored characters or properties as they share their passion with others. As a result, consumers are participating in the story of these properties via social media platforms and conventions, such as Comic-Con, AnimeExpo and Star Wars Celebration, rather than being solely consumers of content. By being a part of the conversation regarding their favored content, fans reinforce their love for it, thereby creating a cycle of fandom.

Growing cultural relevance and acceptance

As pop culture engagement has increased, we believe it has become more culturally acceptable to be openly passionate about all forms of pop culture, not just sports. Social media is driving the importance of pop culture as fans increasingly want to engage with the content and their social communities to show affinity for pop culture content. Three of the top U.S. pop culture-related conventions, New York Comic Con, Comic-Con International: San Diego and Anime Expo 2018, drew close to half a million attendees in 2018, representing a sharp increase of over 82% from 2010. This represents a cultural shift supporting the acceptability of fan affinity for pop culture content across multiple demographic categories of fans, and the growth beyond the traditional narrow, male-dominated demographic.

Our strategic differentiation

Leading design and creative capabilities

Our in-house creative team layers our own whimsical, fun and distinct stylization onto content providers’ characters, creating unique products for which there is substantial consumer demand. With the help of our in-house creative team, we have also begun to develop our own proprietary intellectual property, including our Wetmore Forest line of characters. Our creative team also includes animators at Funko Animation Studios, who create video shorts that we have increasingly used to market our products in collaboration with some of our key licensors. We also recently acquired Forrest-Pruzan Creative LLC, or FPC, a leading board game development studio, which will enable us to deliver a new pop culture product category to our fans. Our creative team is passionate about pop culture. We enjoy a strong pipeline of talent for our creative team given our culture and the opportunity we provide to work with the most relevant pop culture content. We believe content providers trust us with their properties, and consumers passionately engage with our products and brands because of our creativity. In addition, we reinvigorate classic evergreen or back catalog content by infusing a fresh, unique aesthetic and design into characters that enjoy enduring passion and nostalgia from fans. As a result of our creative capabilities and broad portfolio of licenses, we create a substantial number of new products each year, including approximately 8,000 new products introduced in 2018.

Diversity of products and accessible price points create broad appeal

We create products to appeal to a broad array of fans across consumer demographic groups. We believe our broad appeal comes through our large selection of items, a large variety of licenses and properties and varied form factors across a number of product categories. We do not limit ourselves by targeting discrete demographics such as the stereotypical collector or the child seeking the latest (and often short-lived) toy craze. We estimate based on market and internal data that (1) occasional buyers, which we define as those consumers who are mainstream movie and TV fans but do not self-identify as enthusiasts, (2) enthusiasts, who are more engaged in pop culture than occasional buyers but who do not self-identify as collectors, and (3) collectors each make up approximately one-third of our customers. To continue to broaden our offerings beyond figures, we have launched new or expanded categories such as plush and accessories, and with the acquisition of FPC, we have the ability to expand into the board game category. We believe we have one of the largest and most engaged fan bases in our industry, driven by their passion and love of our unique products and the properties we represent.

Trusted steward of the most important pop culture content

We strive to license every pop culture property that we believe is relevant to our consumers. Over the last decade, we have built strong relationships with content providers and currently have a catalog of content licenses covering a large number of properties that we believe is one of the industry’s largest. We believe there is a trend of content providers consolidating their relationships to do more business with fewer licensees. As a trusted steward with a strong retail distribution network and connection with the end user, we believe we have benefited from this trend. We often work collaboratively with content providers in advance of new content releases to create unique, stylized products to maximize the value of their properties. In some cases, the input we have provided has influenced the content provider’s creative choices for its original content. We believe we are well positioned to continue to obtain licenses for new important movie franchises and other properties. Further, we have historically been able to renew productive licenses on commercially reasonable terms, which positions us to benefit from the ongoing desire of consumers to engage with and show affinity for their favorite pop culture content.

Deep, mutually beneficial relationships with a broad network of retail customers

We partner with a diverse group of retail customers through which we sell our products. We believe many of our retail customers view us as experts in pop culture and in some cases we help manage their pop culture category within their stores and can provide a curated experience by catering to their particular customer bases. We believe this enables us to enhance the productivity of the pop culture category for our retail customers, resulting in increased sales and expanded shelf space or online placement for our products—a major driver of our growth historically. Additionally, we believe our pop culture expertise and omnichannel sales model position us well to capture the industry shift from traditional brick and mortar to channel-agnostic content consumerism. In addition, we often release exclusive new products with a specific retail customer, which can drive traffic and sales for them.

Nimble speed to market reflects “fast fashion” product development process

Speed to market has become increasingly important as technological innovation has accelerated the pace of content discovery and sharing and the speed at which niche content can become mainstream. Our flexible and low-fixed cost production model enables us to go from product design of a figure to the store shelf between 110 and 200 days and we can have it shipped from the factory in as few as 70 days, with a minimal upfront investment for most figures of $5,000 to $7,500 in tooling, molds and internal design costs. Because of the strength of our in-house creative team, we are able to move from product design to pre-selling certain new products in as few as 24 hours. This ability, coupled with the valuable data insights we have developed over the past decade, and the increasing use of repeated franchise properties by content providers, reduces potential product risk to us while better positioning us to benefit from trends in content creation and consumption. As an example of our “fast fashion” product development process, we announced and were able to pre-sell a dancing Baby Groot figure, which was a surprise character in Marvel’s 2014 Guardians of the Galaxy movie release, within a week of the movie release.

Dynamic business model drives revenue visibility and growth

Our business is diversified across content providers and properties, product categories, and sales channels. As a result, we can dynamically manage our business to capitalize on pop culture trends, which has allowed us to deliver significant growth while lessening our dependence on individual content releases. Our content provider relationships are highly diversified. For the years ended December 31, 2018 and 2017, no single property accounted for more than 6% and 5% of our sales, respectively, and the portion of our sales for the years ended December 31, 2018 and 2017 attributable to our top five properties was 20% and 16%, respectively. Our products are balanced across our licensed property categories. In 2018, we generated approximately 47% of sales from classic evergreen properties, approximately 20% from movie release properties, approximately 17% from current video game properties and approximately 16% from current TV properties. We have visibility into the new release schedule of our content providers and our expansive license portfolio allows us to dynamically manage new product creation. This allows us to adjust the mix of products based on classic evergreen properties and new releases, depending on the media release cycle. In addition, we typically sell our products worldwide through a diverse group of sales channels, including specialty retailers, distributors, mass-market retailers, e-commerce sites and direct-to-consumer sales.

Visionary management team and employees with genuine passion for pop culture

Our highly experienced management team is led by Brian Mariotti, an industry pioneer. A long-time pop culture fan, Brian recognized early on the impact that trends in media and entertainment would have on the pop culture industry and the value of having a diverse portfolio of licenses. Passion for pop culture pervades our company and our openness to new ideas from anywhere in the organization has resulted in some of our most innovative and differentiated products.

How we plan to grow

We are pursuing the following strategies that we believe will drive substantial future growth.

Increase sales with existing retail customers

We intend to continue to increase our sales by expanding our shelf space and deepening our relationships with our retail customers. Our products have driven traffic to our retail customers’ previously less productive square footage, which has resulted in increased shelf space for our products. In addition to designing unique, stylized products that resonate with pop culture fans and drive traffic, both online and in store, we intend to increase the number of retail customers for whom we curate pop culture selections. We believe doing so deepens our relationships with our retail customers and encourages them to allocate more shelf space to our products and pop culture products generally and, in some cases, create pop culture departments where none existed before, which we believe will drive additional brand awareness and sales growth.

Add new retail customers and expand into new channels

We regularly evaluate and add new retail customers as we believe consumers demand Funko products regardless of the retail channel through which they purchase them. While we believe we have opportunities to add new retailers within existing channels, we also plan to selectively target new or underdeveloped sales channels, such as dollar, drug, grocery and convenience stores. By adding new retail customers, we will increase the awareness and availability of our products to consumers, which we believe will increase sales.

Broaden our product offerings

In addition to designing products to address new content that licensors continually produce, we plan to add new product categories, lines and brands to leverage our existing sales channels to continue to drive sales. For example, we have recently expanded our line of figures with our 5 Star line, which can be configured in different poses and allow collectors to creatively display their figures, and we have also recently launched a line of cereal products to be sold through our traditional retail partners. We also continually evaluate product innovations and potential acquisition targets to complement our existing product categories, lines and brands. In June 2017, we completed the acquisition of Loungefly, LLC, or Loungefly, a designer of a variety of licensed pop culture fashion handbags, small leather goods and accessories, to expand and diversify our product offerings in our accessories category. In February 2019, we acquired FPC, a leading board game development studio, to help us expand our product offerings into the board game category.

Expand internationally

We believe that the forces at work first observed in the U.S. pop culture industry are global. We believe we are currently underpenetrated internationally, and we generate the majority of our net sales in the United States; however, we are also focused on growing our international business. Sales generated from customers outside of the United States accounted for approximately 35% of our sales for the six months ended June 30, 2019 and approximately 32% of our sales for the year ended December 31, 2018, compared to approximately 33% and 27% of our sales for same periods in the prior year, respectively. We are continuing to invest in the growth of our international business, primarily in Europe, both directly and through third party distributors. In the future we may pursue similar acquisitions or expand our direct sales force or distributor relationships to further penetrate Asia Pacific, Latin America, Australia or other regions.

Leverage the Funko brand across multiple channels

We believe there is a significant opportunity to leverage our distinctive style and designs across numerous underserved channels such as digital content, as well as potentially movies and television. For example, for the six months ended June 30, 2019, our video shorts generated approximately 86 million views, compared to approximately 67 million views for the same period in the prior year. In March 2019, we launched a new mobile application, which allows Funko fans to track their collection, display their wish list and browse an expansive catalog of our products. Additionally, we are in the process of creating an online portal that will serve as an online destination for our consumers. This online community will allow consumers to create personal avatars, purchase digital products and interact with other consumers. We believe this opportunity will drive brand awareness with new audience segments, deepen consumer engagement to drive customer lifetime value, strengthen our direct connection with our consumers and grow our direct-to-consumer business, as well as support our retail customers.

Summary risk factors

Investing in our Class A common stock involves substantial risk. Our ability to execute our strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this prospectus supplement and in our 2019 Second Quarter 10-Q, which is incorporated by reference herein, may cause us not to realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

•	our success depends on our ability to execute our business strategy;

•	our business is dependent upon our license agreements, which involve certain risks;

•	we may not be able to design and develop products that will be popular with consumers or maintain the popularity of successful products;

•	changes or downturns in the retail industry and markets for consumer products could negatively impact our business, financial condition and results of operations;

•	our business depends on our ability to maintain and develop relationships with retail customers and distributors;

•	our industry is highly competitive and barriers to entry are low;

•	our financial performance may suffer if we fail to manage our growth effectively;

•	our gross margin may not be sustainable and may fluctuate over time;

•	our business depends on content development and creation by third parties;

•	our success depends on our ability to successfully manage our inventories;

•	we or our licensors may be unable to obtain, maintain and protect our respective intellectual property rights, which could negatively impact our competitive position;

•	our success is critically dependent on the efforts and dedication of our officers and other employees;

•	our use of third-party manufacturers to produce our products presents risks to our business;

•	we are subject to various government regulations, violation of which could subject us to sanctions or otherwise harm our business;

•	our indebtedness could adversely affect our financial health and competitive position;

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ACON has, and will continue to have following this offering, significant influence over us, including over decisions that require the approval of stockholders, and its interests, along with the interests of our other Continuing Equity Owners, may conflict with yours;

•

we are a “controlled company” within the meaning of the listing rules of The Nasdaq Stock Market LLC, or the Nasdaq rules, and, as a result, qualify for, and may continue to rely on, exemptions from certain corporate governance requirements;

•

we may not be able to realize any tax benefits that may arise from our organizational structure and any redemptions or exchanges of common units of FAH, LLC for cash or stock, including in connection with this offering;

•	we have incurred and will continue to incur increased costs and obligations as a result of being a public company; and

•

if we are unable to remediate the material weakness we identified in our internal control over financial reporting and to achieve and maintain effective internal controls, we may not be able to accurately report our financial results, or report them in a timely manner.

Before you invest in our Class A common stock, you should carefully consider all the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including matters set forth under the heading “Risk Factors” included in this prospectus supplement and in our 2019 Second Quarter 10-Q, which is incorporated by reference herein.

Our organizational structure and corporate information

Funko, Inc. was incorporated as a Delaware corporation on April 21, 2017 for the purpose of consummating our IPO. Funko, Inc. is the sole managing member of, and has the sole voting power in, FAH, LLC, and its principal asset is its equity interest in FAH, LLC. Upon the consummation of this offering, Funko, Inc.’s principal asset will be its 34,513,610 common units of FAH, LLC, representing a 68.9% economic interest in FAH, LLC. FAH, LLC, a holding company with no operating assets or operations, owns 100% of FHL, which is also a holding company with no operating assets or operations, which in turn owns 100% of Funko, LLC, which is its operating entity.

Our corporate headquarters are located at 2802 Wetmore Avenue, Everett, WA 98201. Our telephone number is (425) 783-3616. Our principal website address is www.funko.com. The information on any of our websites is deemed not to be incorporated in this prospectus supplement or the accompanying prospectus or to be part of this prospectus supplement or the accompanying prospectus.

Implications of being an emerging growth company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting and other requirements that are otherwise generally applicable to public companies. As a result:

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we were required to have only two years of audited financial statements and two years of related selected financial data and Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in the registration statement we filed in connection with our IPO, and are not required to present selected financial data for any earlier periods;

•	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

•

we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes;” and

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we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our chief executive officer’s compensation to our median employee compensation.

We may take advantage of these reduced reporting and other requirements until the last day of our fiscal year following the fifth anniversary of the completion of our IPO, or such earlier time that we are no longer an emerging growth company. However, if certain events occur prior to the end of such five-year period, including if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Class A common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. We may choose to take advantage of some but not all of these reduced burdens. We elected to adopt the reduced requirements with respect to our financial statements and the related selected financial data and Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in connection with our IPO, and continue to take advantage of the reduced requirements with respect to selected financial data. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity.

The JOBS Act permits an emerging growth company like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have chosen to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted. This decision to opt out of the extended transition period is irrevocable.

ACON investments

ACON Investments, L.L.C. is a Washington, D.C.-based international private equity investment firm that manages capital through varied investment funds and special purpose partnerships. From its inception in 1996 through June 30, 2019, ACON Investments, L.L.C. and its affiliates have managed approximately $5.4 billion of capital. ACON Investments, L.L.C. and its affiliates have professionals in Washington, D.C., Los Angeles, Mexico City, Sao Paulo and Bogota. For additional information regarding ACON’s ownership in us after this offering, see “Risk Factors—Risks Relating to Our Organizational Structure—ACON has and, after the consummation of this offering, will continue to have, significant influence over us, including over decisions that require the approval of stockholders, and its interests, along with the interests of our other Continuing Equity Owners, in our business may conflict with yours” and “Selling Stockholders.”

The offering

Shares of Class A common stock offered by the Selling Stockholders	4,000,000 shares offered by the Selling Stockholders, including (1) certain of the Continuing Equity Owners, following the redemption or exchange of their common units of FAH, LLC in exchange for such shares of Class A common stock, and (2) the Former Equity Owners. See “—Redemption rights of holders of common units” and “Selling Stockholders.”

Shares of Class A common stock to be outstanding immediately after this offering	34,513,610 shares, representing approximately 70.2% of the combined voting power of all of Funko, Inc.’s common stock and 100% of the economic interest in Funko, Inc.

Shares of Class B common stock to be outstanding immediately after this offering	14,616,747 shares, representing approximately 29.8% of the combined voting power of all of Funko, Inc.’s common stock and no economic interest in Funko, Inc. All shares of Class B common stock will continue to be owned by the Continuing Equity Owners.

Common units of FAH, LLC to be held by us immediately after this offering	34,513,610 common units, representing approximately 68.9% of the economic interest in FAH, LLC.

Common units of FAH, LLC to be held by the Continuing Equity Owners immediately after this offering	15,602,437 common units, representing approximately 31.1% of the economic interest in FAH, LLC.

Ratio of shares of Class A common stock to common units	Our amended and restated certificate of incorporation and the FAH LLC Agreement each require that we and FAH, LLC at all times maintain a one-to-one ratio between the number of shares of Class A common stock issued by us and the number of common units of FAH, LLC owned by us.

Ratio of shares of Class B common stock to common units

Our amended and restated certificate of incorporation and the FAH LLC Agreement each require that we and FAH, LLC at all times maintain a one-to-one ratio between the number of shares of Class B common stock owned by the

Continuing Equity Owners and the number of common units of FAH, LLC owned by the Continuing Equity Owners (other than common units issued or issuable upon the exercise of options and common units that were issued to certain Former Profits Interests Holders subject to time-based vesting requirements). Immediately after this offering, the Continuing Equity Owners will continue to own 100% of the outstanding shares of our Class B common stock.

Permitted holders of shares of Class B common stock	Only the Continuing Equity Owners and the permitted transferees of Class B common stock as described in this prospectus supplement are permitted to hold shares of our Class B common stock. Shares of Class B common stock are transferable only together with an equal number of common units of FAH, LLC. See “Description of Capital Stock” in the accompanying prospectus.

Voting rights	Holders of shares of our Class A common stock and our Class B common stock vote together as a single class on all matters presented to stockholders for their vote or approval, except as otherwise required by law or our amended and restated certificate of incorporation. Each share of Class A common stock and Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders generally. See “Description of Capital Stock” in the accompanying prospectus.

Redemption rights of holders of common units

The Continuing Equity Owners may from time to time at each of their options (subject in certain circumstances to time-based vesting requirements) require FAH, LLC to redeem all or a portion of their common units (15,602,437 common units outstanding immediately after this offering, excluding common units held by certain Former Profits Interests Holders that are subject to time-based vesting requirements) in exchange for, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of our Class A common stock for each common unit redeemed, in each case, in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange by Funko, Inc. of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units remain outstanding. Simultaneously with the payment of cash or shares of Class A common stock, as applicable, in connection with a redemption or exchange of common units pursuant to the terms of the FAH LLC Agreement, a number of shares of our Class B common stock registered in the name of the redeeming or exchanging Continuing Equity Owner will be cancelled for no consideration on a one-for-one basis with the number of common units so redeemed or exchanged (other than any common units that were issued upon the exercise of options or common units that were issued to certain Former Profits Interests Holders subject to time-based vesting requirements). In order for a Continuing Equity Owner to participate in this offering as a Selling Stockholder, such Continuing Equity Owner will redeem a portion of its common units in accordance with the exchange procedures set forth in the FAH LLC Agreement. In response to redemption notices received from certain of the Selling Stockholders in connection with this offering, we have irrevocably elected to consummate the redemption through a direct exchange of such Selling Stockholders’ common units for shares of Class A common stock on a one-for-one basis, subject only to the Selling Stockholders entering into an underwriting agreement with the underwriter in connection with this offering, but not contingent on any specific purchase price. We expect that the exchange of common units for shares of Class A common stock will occur after the pricing of this offering, but prior to the closing of this offering, and that such Selling Stockholders’ shares of Class B common stock will be cancelled on a one-for-one basis upon such issuance. As a result of the anticipated direct exchange of common units for shares of Class A common stock, the number of common units owned by Funko, Inc. will correspondingly increase. See “Certain Relationships and Related Person Transactions—FAH LLC Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein.

Use of proceeds	All of the shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus are being offered by the Selling Stockholders. We will not receive any of the proceeds from the sale of shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus.

Dividend policy	We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore we do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. Holders of our Class B common stock are not entitled to participate in any dividends declared by our board of directors. Additionally, our ability to pay any cash dividends on our Class A common stock is limited by restrictions on the ability of FAH, LLC and our other subsidiaries to pay dividends or make distributions under the terms of our Senior Secured Credit Facilities. Additionally, because we are a holding company, our ability to pay cash dividends on our Class A common stock depends on our receipt of cash distributions from FAH, LLC and, through FAH, LLC, cash distributions and dividends from our other direct and indirect wholly owned subsidiaries. Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of our board of directors, subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. Any such determination will also depend upon our business prospects, results of operations, financial condition, cash requirements and availability, industry trends and other factors that our board of directors may deem relevant. See Item 5 of our 2018 10-K, which is incorporated by reference herein, under the heading “Dividend Policy.”

Controlled company exception	After the consummation of this offering, we will continue to be considered a “controlled company” for the purposes of the Nasdaq rules as ACON, Fundamental and Brian Mariotti, our chief executive officer, will, in the aggregate, continue to have more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to take advantage of exemptions from certain corporate governance requirements and, as a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq rules. See the sections entitled “Corporate Governance—Controlled Company Exemption” and “Committees of the Board” in our 2018 Proxy Statement, which are incorporated by reference herein.

Tax receivable agreement	In connection with our IPO, we entered into a tax receivable agreement with FAH, LLC and each of the Continuing Equity Owners, or the Tax Receivable Agreement, that provides for the payment by Funko, Inc. to the Continuing Equity Owners of 85% of the amount of tax benefits, if any, that Funko, Inc. actually realizes (or in some circumstances is deemed to realize) as a result of (1) increases in tax basis resulting from Funko, Inc.’s purchase of common units of FAH, LLC directly from certain of the Continuing Equity Owners in connection with redemptions funded by Funko, Inc. or exchanges (or deemed exchanges in certain circumstances) of common units for Class A common stock or cash as described above under “—Redemption rights of holders of common units,” and (2) certain additional tax benefits attributable to payments made under the Tax Receivable Agreement. See “Certain Relationships and Related Person Transactions—Tax Receivable Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein, for a discussion of the Tax Receivable Agreement.

Risk factors	Investing in shares of our Class A common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-17 of this prospectus supplement and the corresponding section in our 2019 Second Quarter 10-Q, which is incorporated by reference herein, for a discussion of factors you should carefully consider before deciding to invest in shares of our Class A common stock.

Trading symbol	Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “FNKO.”

The number of shares of Class A common stock to be outstanding after this offering is based on 32,500,043 shares of Class A common stock outstanding as of September 12, 2019. Unless we indicate otherwise or the context otherwise requires, all information in this prospectus supplement:

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excludes (1) 2,599,485 shares of Class A common stock issuable upon the exercise of stock options outstanding as of September 12, 2019, at a weighted average exercise price of $15.27 per share, 608,700 of which were vested as of such date, and (2) 1,694,448 shares of Class A common stock issuable upon the settlement of restricted stock units outstanding as of September 12, 2019;

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excludes an aggregate of 3,837,922 additional shares of Class A common stock reserved for issuance under our 2017 Incentive Award Plan, or 2017 Plan, and our 2019 Incentive Award Plan, or 2019 Plan, as of September 12, 2019, as well as shares of Class A common stock that may be issued pursuant to provisions of our 2019 Plan that automatically increase the Class A common stock reserve under our 2019 Plan;

•	excludes 459,424 options to purchase common units in FAH, LLC outstanding as of September 12, 2019 at a weighted average exercise price of $0.48 per unit, 459,424 of which were vested as of such date;

•	excludes 580,618 common units held by certain Former Profits Interests Holders that are subject to time-based vesting requirements;

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excludes shares of Class A common stock that may be issuable upon the exercise of redemption rights of the Continuing Equity Owners, other than the shares of Class A common stock that we intend to issue in exchange for the common units redeemed by certain of the Selling Stockholders in connection with this offering; and

•	assumes no exercise of the outstanding options or settlement of the restricted stock units described above.

Risk factors

You should carefully consider the risks described below, together with all of the other information included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, before making an investment decision. You should also consider the matters discussed under “Risk Factors” in our 2019 Second Quarter 10-Q, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our Class A common stock could decline, and you may lose all or part of your investment.

Risks related to our business

Our success depends on our ability to execute our business strategy.

Our net sales and profitability have grown rapidly in recent periods; however, this should not be considered indicative of our future performance. Our future growth, profitability and cash flows depend upon our ability to successfully execute our business strategy, which is dependent upon a number of factors, including our ability to:

•	expand our market presence in existing sales channels and enter additional sales channels;

•	anticipate, gauge and respond to rapidly changing consumer preferences and pop culture trends;

•	acquire or enter into new licenses in existing product categories or in new product categories and renew existing licenses;

•	expand our geographic presence to take advantage of opportunities outside of the United States;

•	enhance and maintain favorable brand recognition for our Company and product offerings;

•	maintain and expand margins through sales growth and efficiency initiatives;

•	effectively manage our relationships with third-party manufacturers;

•	effectively manage our debt, working capital and capital investments to maintain and improve the generation of cash flow; and

•	execute any acquisitions quickly and efficiently and integrate businesses successfully.

There can be no assurance that we can successfully execute our business strategy in the manner or time period that we expect. Further, achieving these objectives will require investments which may result in short-term costs without generating any current sales or countervailing cost savings and, therefore, may be dilutive to our earnings, at least in the short term. In addition, we may decide to divest or discontinue certain brands or products or streamline operations and incur other costs or special charges in doing so. We may also decide to discontinue certain programs or sales to certain retailers based on anticipated strategic benefits. The failure to realize the anticipated benefits from our business strategy could have a material adverse effect on our prospects, business, financial condition and results of operations.

Our business is dependent upon our license agreements, which involve certain risks.

Products from which we generate substantially all of our net sales are produced under license agreements which grant us the right to use certain intellectual property in such products. These license agreements typically have short terms (between two and three years), are not automatically renewable, and, in some cases, give the licensor the right to terminate the license agreement at will. Our license agreements typically provide that our licensors own the intellectual property rights in the products we design and sell under the license, and as a result, upon termination of the license, we would no longer have the right to sell these products, while our licensors could engage a competitor to do so. We believe our ability to retain our license agreements depends, in large part, on the strength of our relationships with our licensors.

Any events or developments adversely affecting those relationships, or the loss of one or more members of our management team, particularly our chief executive officer, could adversely affect our ability to maintain and renew our license agreements on similar terms or at all. Our top ten licensors collectively accounted for approximately 73% and 72% of our sales for the six months ended June 30, 2019 and 2018, respectively. Moreover, while we have separate licensing arrangements with Disney, Lucas Film and Marvel, these parties are all under common ownership by Disney and collectively these licensors accounted for approximately 36% and 35% of our sales for the six months ended June 30, 2019 and 2018, respectively. The termination or lack of renewal of one or more of our license agreements, or the renewal of a license agreement on less favorable terms, could have a material adverse effect on our business, financial condition and results of operations. For example, in January 2019 we renewed our licensing agreements with Disney, LucasFilm and Marvel. In connection with such renewals, we were required to provide Disney certain benefits and fees in addition to paying Disney approximately $2.0 million as a consent fee under our previous licensing agreements. While we may enter into additional license agreements in the future, the terms of such license agreements may be less favorable than the terms of our existing license agreements.

Our license agreements are complex, and typically grant our licensors the right to audit our compliance with the terms and conditions of such agreements. Any such audit could result in a dispute over whether we have paid the proper royalties, which could require us to pay additional royalties, and the amounts involved could be material. For example, as of June 30, 2019, we had a reserve of $7.7 million on our balance sheet related to ongoing and future royalty audits. In addition to royalty payments, these agreements as a whole impose numerous other obligations on us, including obligations to, among other things:

•	maintain the integrity of the applicable intellectual property;

•	obtain the licensor’s approval of the products we develop under the license prior to making any sales;

•	permit the licensor’s involvement in, or obtain the licensor’s approval of, advertising, packaging and marketing plans;

•	maintain minimum sales levels or make minimum guaranteed royalty payments;

•	actively promote the sale of the licensed product and maintain the availability of the licensed product throughout the license term;

•	spend a certain percentage of our sales of the licensed product on marketing and advertising for the licensed product;

•	sell the products we develop under the license only within a specified territory or within specified sales channels;

•	indemnify the licensor in the event of product liability or other claims related to the licensed product and advertising or other materials used to promote the licensed product;

•	obtain the licensor’s approval of the retail price of the licensed products;

•	sell the licensed products to the licensor at a discounted price or at the lowest price charged to our customers;

•	obtain the licensor’s consent prior to assigning or sub-licensing to third parties; and

•	provide notice to, obtain approval from, or, in limited circumstances, make certain payments to the licensor in connection with certain changes in control.

If we breach any of these obligations or any other obligations set forth in any of our license agreements, we could be subject to monetary penalties and our rights under such license agreements could be terminated, either of which could have a material adverse effect on our business, financial condition and results of operations.

Our success is also partially dependent on the reputation of our licensors and the goodwill associated with their intellectual property, and the ability of our licensors to protect and maintain the intellectual property rights that we use in connection with our products, all of which may be harmed by factors outside our control. See also “If we are unable to obtain, maintain and protect our intellectual property rights, in particular trademarks and copyrights, or if our licensors are unable to maintain and protect their intellectual property rights that we use in connection with our products, our ability to compete could be negatively impacted.”

As a purveyor of licensed pop culture consumer products, we cannot assure you that we will be able to design and develop products that will be popular with consumers, or that we will be able to maintain the popularity of successful products.

The interests of consumers evolve extremely quickly and can change dramatically from year to year. To be successful we must correctly anticipate both the products and the movies, TV shows, video games, music, sports and other content releases (including the related characters), that will appeal to consumers and quickly develop and introduce products that can compete successfully for consumers’ limited time, attention and spending. Evolving consumer tastes and shifting interests, coupled with an ever changing and expanding pipeline of products and content that compete for consumers’ interest and acceptance, create an environment in which some products and content can fail to achieve consumer acceptance, while others can be popular during a certain period of time but then be rapidly replaced. As a result, consumer products, particularly those based on pop culture such as ours, can have short life cycles. In addition, given the growing market for digital products and the increasingly digital nature of pop culture, there is also a risk that consumer demand for physical products may decrease over time. If we devote time and resources to developing and marketing products that consumers do not find appealing enough to buy in sufficient quantities, our sales and profits may decline, and our business performance may be damaged. Similarly, if our product offerings fail to correctly anticipate consumer interests, our sales and earnings will be adversely affected.

Additionally, our business is increasingly global and depends on interest in and acceptance of our products and our licensors’ brands by consumers in diverse markets around the world with different tastes and preferences. As such, our success depends on our ability to successfully predict and adapt to changing consumer tastes and preferences in multiple markets and geographies and to design products that can achieve popularity globally over a broad and diverse consumer audience. There is no guarantee that we will be able to successfully develop and market products with global appeal.

Consumer demand for pop culture products can and does shift rapidly and without warning. As a result, even if our product offerings are initially successful, there can be no guarantee that we will be able to maintain their popularity with consumers. Accordingly, our success will depend, in part, on our ability to continually design and introduce new products that consumers find appealing. To the extent we are unable to do so, our sales and profitability will be adversely affected. This is particularly true given the concentration of our sales under certain of our brands, particularly Pop!. Sales of our Pop! branded products accounted for approximately 82% and 77% of our sales for the six months ended June 30, 2019 and 2018, respectively. If consumer demand for our Pop! branded products were to decrease, our business, financial condition and results of operations could be adversely affected unless we were able to develop and market additional products that generated an equivalent amount of net sales at a comparable gross margin, which there is no guarantee we would be able to do.

Changes in the retail industry and markets for consumer products affecting our retail customers or retailing practices could negatively impact our business, financial condition and results of operations.

Our products are primarily sold to consumers through retailers that are our direct customers or customers of our distributors. As such, changes in the retail industry can negatively impact our business, financial condition and results of operations.

Due to the challenging environment for traditional “brick-and-mortar” retail locations caused by declining in-store traffic, many retailers are closing physical stores, and some traditional retailers are engaging in significant reorganizations, filing for bankruptcy and going out of business. For example, in September 2017, Toys “R” Us, Inc. and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code, and in March 2018, Toys “R” Us, Inc. announced the wind down of its U.S. operations and the potential insolvency proceedings of certain of its subsidiaries. Toys “R” Us, Inc. accounted for approximately 3.4% of our sales for the year ended December 31, 2017. In addition to furthering consolidation in the retail industry, such a trend could have a negative effect on the financial health of our retail customers and distributors, potentially causing them to experience difficulties in fulfilling their payment obligations to us or our distributors, reduce the amount of their purchases, seek extended credit terms or otherwise change their purchasing patterns, alter the manner in which they promote our products or the resources they devote to promoting and selling our products or cease doing business with us or our distributors. If any of our retail customers were to file for bankruptcy, we could be unable to collect amounts owed to us and could even be required to repay certain amounts paid to us prior to the bankruptcy filing. The occurrence of any of these events would have an adverse effect on our business, cash flows, financial condition and results of operations.

If we do not effectively maintain and further develop our relationships with retail customers and distributors, our growth prospects, business and results of operations could be harmed.

Historically, substantially all of our net sales have been derived from our retail customers and distributors, upon which we rely to reach the consumers who are the ultimate purchasers of our products. In the United States, we primarily sell our products directly to specialty retailers, mass-market retailers and e-commerce sites. In international markets, we sell our products directly to similar retailers, primarily in Europe, through our subsidiary Funko UK, Ltd. We also sell our products to distributors for sale to retailers in the United States and in certain countries internationally, typically in those countries in which we do not currently have a direct presence. Our top ten customers represented approximately 43% and 40% of our sales for the six months ended June 30, 2019 and 2018, respectively.

We depend on retailers to provide adequate and attractive space for our products and point of purchase displays in their stores. We further depend on our retail customers to employ, educate and motivate their sales personnel to effectively sell our products. If our retail customers do not adequately display our products or choose to promote competitors’ products over ours, our sales could decrease, and our business could be harmed. Similarly, we depend on our distributors to reach retailers in certain market segments in the United States and to reach international retailers in countries where we do not have a direct presence. Our distributors generally offer products from several different companies, including our competitors. Accordingly, we are at risk that these distributors may give higher priority to selling other companies’ products. If we were to lose the services of a distributor, we might need to find another distributor in that area, and there can be no assurance of our ability to do so in a timely manner or on favorable terms.

In addition, our business could be adversely affected if any of our retail customers or distributors were to reduce purchases of our products. Our retail customers and distributors generally build inventories in anticipation of future sales and will decrease the size of their future product orders if sales do not occur as rapidly as they anticipate. Our customers make no long-term commitments to us regarding purchase volumes and can therefore freely reduce their purchases of our products. Any reduction in purchases of our products by our retail customers and distributors, or the loss of any key retailer or distributor, could adversely affect our net sales, operating results and financial condition.

Furthermore, consumer preferences have shifted, and may continue to shift in the future, to sales channels other than traditional retail, including e-commerce, in which we have more limited experience, presence and development. Consumer demand for our products may be lower in these channels than in traditional retail channels. In addition, our entry into new product categories and geographies has exposed, and may continue to expose, us to new sales channels in which we have less expertise. If we are not successful in developing our e-commerce channel and other new sales channels, our net sales and profitability may be adversely affected.

Our industry is highly competitive and the barriers to entry are low. If we are unable to compete effectively with existing or new competitors, our sales, market share and profitability could decline.

Our industry is, and will continue to be, highly competitive. We compete with toy companies in many of our product categories, some of which have substantially more resources than us, stronger name recognition, longer operating histories and greater economies of scale. We also compete with numerous smaller domestic and foreign collectible product designers and manufacturers. Across our business, we face competitors who are constantly monitoring and attempting to anticipate consumer tastes and trends, seeking ideas that will appeal to consumers and introducing new products that compete with our products for consumer acceptance and purchase.

In addition to existing competitors, the barriers to entry for new participants in our industry are low, and the increasing use of digital technology, social media and the internet to spark consumer interest has further increased the ability for new participants to enter our markets and has broadened the array of companies against which we compete. New participants can gain access to retail customers and consumers and become a significant source of competition for our products in a very short period of time. Additionally, since we do not have exclusive rights to any of the properties we license or the related entertainment brands, our competitors, including those with more resources and greater economies of scale, can obtain licenses to design and sell products based on the same properties that we license, potentially on more favorable terms. Any of these competitors may be able to bring new products to market more quickly, respond more rapidly than us to changes in consumer preferences and produce products of higher quality or that can be sold at more accessible price points. To the extent our competitors’ products achieve greater market acceptance than our products, our business, financial condition and results of operations will be adversely affected.

In addition, certain of our licensors have reserved the rights to manufacture, distribute and sell identical or similar products to those we design and sell under our license agreements. These products could directly compete with our products and could be sold at lower prices than those at which our products are sold, resulting in higher margins for our customers compared to our products, potentially lessening our customers’ demand for our products and adversely affecting our sales and profitability.

Furthermore, competition for access to the properties we license is intense, and we must vigorously compete to obtain licenses to the intellectual property we need to produce our products. This competition could lessen our ability to secure, maintain, and renew our existing licenses, or require us to pay licensors higher royalties and higher minimum guaranteed payments in order to obtain new licenses or retain our existing licenses. To the extent we are unable to license properties on commercially reasonable terms, or on terms at least as favorable as our competitors, our competitive position and demand for our products will suffer. Because our ability to compete for licensed properties is based largely on our ability to increase fan engagement and generate royalty revenues for our licensors, any reduction in the demand for and sales of our products will further inhibit our ability to obtain licenses on commercially reasonable terms or at all. As a result, any such reduction in the demand for and sales of our products could have a material adverse effect on our business, financial condition and results of operations.

We also increasingly compete with toy companies and other product designers for shelf space at specialty, mass-market and other retailers. Our retail customers will allocate shelf space and promotional resources based on the margins of our products for our customers, as well as their sales volumes. If toy companies or other competitors produce higher margin or more popular merchandise than our products, our retail customers may reduce purchases of our products and, in turn, devote less shelf space and resources to the sale of our products, which could have a material adverse effect on our sales and profitability.

We have experienced rapid growth in recent periods. If we fail to manage our growth effectively, our financial performance may suffer.

We have experienced rapid growth over the last several years, which has placed a strain on our managerial, operational, product design and development, sales and marketing, administrative and financial infrastructure. For example, we increased our total number of full-time employees from 66 as of December 31, 2013 to 845 as of June 30, 2019. As a result of our acquisition of Underground Toys Limited in January 2017 (the “Underground Toys Acquisition”), we now have distribution operations in the United Kingdom, our first distribution center outside of our headquarters in Everett, Washington. In June 2017, with the acquisition of Loungefly, LLC, we added an additional distribution center in Chatsworth, California. Our success will depend in part upon our ability to manage our growth effectively. To do so, we must continue to increase the productivity of our existing employees and to hire, train and manage new employees as needed, which we may not be able to do successfully or without compromising our corporate culture. See “Our success is critically dependent on the efforts and dedication of our officers and other employees, and the loss of any one or more key employees, or our inability to attract and retain qualified personnel and maintain our corporate culture, could adversely affect our business.” To manage domestic and international growth of our operations and personnel, we will need to continue to improve our product development, supply chain, financial and management controls and our reporting processes and procedures and implement more extensive and integrated financial and business information systems. These additional investments will increase our operating costs, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. Moreover, if we fail to scale our operations or manage our growth successfully, our business, financial condition and operating results could be adversely affected.

Our gross margin may not be sustainable and may fluctuate over time.

Our gross margin has historically fluctuated, primarily as a result of changes in product mix, changes in our costs, price competition and acquisitions. For the six months ended June 30, 2019 and 2018, our gross margins (exclusive of depreciation and amortization) were 37.6% and 37.5%, respectively. Our current gross margin may not be sustainable, and our gross margin may decrease over time. A decrease in gross margin can be the result of numerous factors, including, but not limited to:

•	changes in customer, geographic, or product mix;

•	introduction of new products, including our expansion into additional product categories;

•	increases in the royalty rates under our license agreements;

•	inability to meet minimum guaranteed royalties;

•	increases in, or our inability to reduce, our costs;

•	entry into new markets or growth in lower margin markets;

•	increases in raw materials, labor or other manufacturing- and inventory-related costs;

•	increases in transportation costs, including the cost of fuel, and increased shipping costs to meet customer demand;

•	increased price competition;

•	changes in the dynamics of our sales channels, including those affecting the retail industry and the financial health of our customers;

•	increases in sales discounts and allowances provided to our customers;

•	acquisitions of companies with a lower gross margin than ours; and

•	overall execution of our business strategy and operating plan.

If any of these factors, or other factors unknown to us at this time, occur, then our gross margin could be adversely affected, which could have a material adverse effect on our business, financial condition and results of operations.

Our business is largely dependent on content development and creation by third parties.

We spend considerable resources in designing and developing products in conjunction with planned movie, television, video game, music and other content releases by various third-party content providers. The timing of the development and release, and the ultimate consumer interest in and success of, such content depends on the efforts of these third parties, as well as conditions in the media and entertainment industry generally. We do not control when or if any particular project will be greenlit, developed or released, and the creators of such projects may change their plans with respect to release dates or cancel development altogether. This can make it difficult for us to successfully develop and market products in conjunction with a given content release, given the lead times involved in product development and successful marketing efforts. Additionally, unforeseen factors in the media and entertainment industry, including labor strikes and unforeseen developments with talent, including accusations of a star’s wrongdoing, may also delay or cancel the release of such projects. Any such delay or cancellation may decrease the number of products we sell and harm our business.

We may not realize the full benefit of our licenses if the properties we license have less market appeal than expected or if sales from the products that use those properties are not sufficient to satisfy the minimum guaranteed royalties.

We seek to fulfill consumer preferences and interests by designing and selling products primarily based on properties owned by third parties and licensed to us. The popularity of the properties we license can significantly affect our sales and profitability. If we produce products based on a particular movie, TV show or video game, the success of the underlying content has a critical impact on the level of consumer interest in the associated products we are offering. Although we license a wide variety of properties, sales of products tied to major movie franchises have been significant contributors to our business. In addition, the theatrical duration of movie releases has decreased over time and we expect this trend to continue with the increase of content made available on video streaming services. This may make it increasingly difficult for us to sell products based on such properties or lead our customers to reduce demand for our products to minimize inventory risk. If the performance of one or more of such movie franchises failed to meet expectations or if there was a shift in consumer tastes away from such franchises generally, our results of operations could be adversely affected. In addition, competition in our industry for access to licensed properties can lessen our ability to secure, maintain, and renew our existing licenses on commercially reasonable terms, if at all, and to attract and retain the talented employees necessary to design, develop and market successful products based on these properties.

Our license agreements usually also require us to pay minimum royalty guarantees, which may in some cases be greater than what we are ultimately able to recoup from actual sales. When our licensing agreements require minimum royalty guarantees, we accrue a royalty liability based on the contractually required percentage, as revenues are earned. In the case that a minimum royalty guarantee is not expected to be met through sales, we will accrue up to the minimum amount required to be paid. As of June 30, 2019 and December 31, 2018, we recorded reserves of $0.7 million and $5.5 million, respectively, related to prepaid royalties we estimated would not be recovered through sales. Acquiring or renewing licenses may require the payment of minimum guaranteed royalties that we consider to be too high to be profitable, which may result in losing licenses that we currently hold when they become available for renewal, or missing business opportunities for new licenses. Additionally, we have no guarantee that any particular property we license will translate into a successful product. Products tied to a particular content release may be developed and released before demand for the underlying content is known. The underperformance of any such product may result in reduced sales and operating profit for us.

Our success depends, in part, on our ability to successfully manage our inventories.

We must maintain sufficient inventory levels to operate our business successfully, but we must also avoid accumulating excess inventory, which increases working capital needs and lowers gross margin. We obtain substantially all of our inventory from third-party manufacturers located outside the United States and must typically order products well in advance of the time these products will be offered for sale to our customers. As a result, it may be difficult to respond to changes in consumer preferences and market conditions, which, for pop culture products, can change rapidly. If we do not accurately anticipate the popularity of certain products, then we may not have sufficient inventory to meet demand. Alternatively, if demand or future sales do not reach forecasted levels, we could have excess inventory that we may need to hold for a long period of time, write down, sell at prices lower than expected or discard. If we are not successful in managing our inventory, our business, financial condition and results of operations could be adversely affected.

We may also be negatively affected by changes in retailers’ inventory policies and practices. As a result of the desire of retailers to more closely manage inventory levels, there is a growing trend to make purchases on a “just-in-time” basis. This requires us to more closely anticipate demand and could require us to carry additional inventory. Policies and practices of individual retailers may adversely affect us as well, including those relating to access to and time on shelf space, price demands, payment terms and favoring the products of our competitors. Our retail customers make no binding long-term commitments to us regarding purchase volumes and make all purchases by delivering purchase orders. Any retailer can therefore freely reduce its overall purchase of our products, including the number and variety of our products that it carries, and reduce the shelf space allotted for our products. If demand or future sales do not reach forecasted levels, we could have excess inventory that we may need to hold for a long period of time, write down, sell at prices lower than expected or discard. If we are not successful in managing our inventory, our business, financial condition and results of operations could be adversely affected.

An inability to develop and introduce products in a timely and cost-effective manner may damage our business.

Our sales and profitability depend on our ability to bring products to market to meet customer demands and before consumers begin to lose interest in a given property. There is no guarantee that we will be able to manufacture, source and ship new or continuing products in a timely manner or on a cost-effective basis to meet constantly changing consumer demands. This risk is heightened by our customers’ increasingly compressed shipping schedules and the seasonality of our business. Furthermore, our license agreements typically require us to obtain the licensor’s approval of the products we develop under a particular license prior to making any sales, which can have the effect of delaying our product releases. Additionally, for products based on properties in our movie, TV show and video game categories, this risk may also be exacerbated by our need to introduce new products on a timeframe that corresponds with a particular content release. These time constraints may lead our customers to reduce their demand for these products in order to minimize their inventory risk. Moreover, unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, manufacturing or distribution delays or changes in anticipated consumer demand for our products and new brands, or the related third party content, may cause the introduction date for products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

If we are unable to obtain, maintain and protect our intellectual property rights, in particular trademarks and copyrights, or if our licensors are unable to maintain and protect their intellectual property rights that we use in connection with our products, our ability to compete could be negatively impacted.

Our intellectual property is a valuable asset of our business. As of June 30, 2019, we owned approximately 51 registered U.S. trademarks, 122 registered international trademarks, 38 pending U.S. trademark applications and 51 pending international trademark applications. The market for our products depends to a significant extent upon the value associated with our product design, our proprietary brands and the properties we license. Although certain of our intellectual property is registered in the United States and in several of the foreign countries in which we operate, there can be no assurances with respect to the rights associated with such intellectual property in those countries, including our ability to register, use, maintain or defend key trademarks and copyrights. We rely on a combination of trademark, trade dress, copyright and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our intellectual property or other proprietary rights. However, these laws, procedures and restrictions provide only limited and uncertain protection and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated, including by counterfeiters and parallel importers. In addition, our intellectual property portfolio in many foreign countries is less extensive than our portfolio in the United States, and the laws of foreign countries, including many emerging markets in which our products are produced or sold, may not protect our intellectual property rights to the same extent as the laws of the United States. The costs required to protect our trademarks and copyrights may be substantial.

In addition, we may fail to apply for, or be unable to obtain, protection for certain aspects of the intellectual property used in or beneficial to our business. Further, we cannot provide assurance that our applications for trademarks, copyrights and other intellectual property rights will be granted, or, if granted, will provide meaningful protection. In addition, third parties have in the past and could in the future bring infringement, invalidity or similar claims with respect to any of our current trademarks and copyrights, or any trademarks or copyrights that we may seek to obtain in the future. Any such claims, whether or not successful, could be extremely costly to defend, divert management’s attention and resources, damage our reputation and brands, and substantially harm our business and results of operations.

In order to protect or enforce our intellectual property and other proprietary rights, or to determine the enforceability, scope or validity of the intellectual or proprietary rights of others, we may initiate litigation or other proceedings against third parties. Any lawsuits or proceedings that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Litigation and other proceedings also put our intellectual property at risk of being invalidated, or if not invalidated, may result in the scope of our intellectual property rights being narrowed. In addition, our efforts to try to protect and defend our trademarks and copyrights may be ineffective. Additionally, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits or other proceedings that we initiate, and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.

In addition, most of our products bear the trademarks and other intellectual property rights of our licensors, and the value of our products is affected by the value of those rights. Our licensors’ ability to maintain and protect their trademarks and other intellectual property rights is subject to risks similar to those described above with respect to our intellectual property. We do not control the protection of the trademarks and other intellectual property rights of our licensors and cannot ensure that our licensors will be able to secure or protect their trademarks and other intellectual property rights. The loss of any of our significant owned or licensed trademarks, copyrights or other intellectual property could have a material adverse effect on our business, financial condition and results of operations. In addition, our licensors may engage in activities or otherwise be subject to negative publicity that could harm their reputation and impair the value of the intellectual property rights we license from them, which could reduce consumer demand for our products and adversely affect our business financial condition and results of operations.

Our success depends on our ability to operate our business without infringing, misappropriating or otherwise violating the trademarks, copyrights and proprietary rights of other parties.

Our commercial success depends at least in part on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, copyrights and other proprietary rights of others. However, we cannot be certain that the conduct of our business does not and will not infringe, misappropriate or otherwise violate such rights. Many companies have employed intellectual property litigation as a way to gain a competitive advantage, and to the extent we gain greater visibility and market exposure as a public company, we may also face a greater risk of being the subject of such litigation. For these and other reasons, third parties may allege that our products or activities, including products we make under license, infringe, misappropriate or otherwise violate their trademark, copyright or other proprietary rights. While we typically receive intellectual property infringement indemnities from our licensors, the indemnities are often limited to third-party copyright infringement claims to the extent arising from our use of the licensed material. Defending against allegations and litigation could be expensive, take significant time, divert management’s attention from other business concerns, and delay getting our products to market. In addition, if we are found to be infringing, misappropriating or otherwise violating third-party trademark, copyright or other proprietary rights, we may need to obtain a license, which may not be available on commercially reasonable terms or at all, or may need to redesign or rebrand our products, which may not be possible. We may also be required to pay substantial damages or be subject to a court order prohibiting us and our customers from selling certain products or engaging in certain activities. Any claims of violating others’ intellectual property, even those without merit, could therefore have a material adverse effect on our business, financial condition and results of operations.

Our operating results may be adversely affected and damage to our reputation may occur due to production and sale of counterfeit versions of our products.

As we have expanded internationally, and the global popularity of our products has increased, we are increasingly subject to efforts by third parties to produce counterfeit versions of our products. There can be no guarantee that our efforts, including our work with customs officials and law enforcement authorities, to block the manufacture of counterfeit goods, prevent their entry into end markets, and detect counterfeit products in customer networks will be successful or result in any material reduction in the availability of counterfeit goods. Any such counterfeit sales, to the extent they replace otherwise legitimate sales, could adversely affect our operating results and damage our reputation.

Our success is critically dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel and maintain our corporate culture, could adversely affect our business.

Our officers and employees are at the heart of all of our efforts. It is their skill, creativity and hard work that drive our success. In particular, our success depends to a significant extent on the continued service and performance of our senior management team, including our chief executive officer, Brian Mariotti. We are dependent on his talents and believe he is integral to our relationships with our licensors and certain of our key retail customers. The loss of any member of our senior management team, or of any other key employees, or the inability to successfully complete a planned transition related to our chief financial officer, could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance policies on any member of our senior management team or on our other key employees.

In addition, competition for qualified personnel is intense. We compete with many other potential employers in recruiting, hiring and retaining our senior management team and our many other skilled officers and other employees around the world. Our headquarters is located near Seattle and competition in the Seattle area for qualified personnel, particularly those with technology-related skills and experience, is intense due to the increasing number of technology and e-commerce companies with a large or growing presence in Seattle, some of whom have greater resources than us and may be located closer to the city than we are.

Furthermore, as we continue to grow our business and hire new employees, it may become increasingly challenging to hire people who will maintain our corporate culture. We believe our corporate culture, which fosters speed, teamwork and creativity, is one of our key competitive strengths. As we continue to grow, we may be unable to identify, hire or retain enough people who will maintain our corporate culture, including those in management and other key positions. Our corporate culture could also be adversely affected by the increasingly global distribution of our employees, as well as their increasingly diverse skill sets. If we are unable to maintain the strength of our corporate culture, our competitive ability and our business may be adversely affected.

Our operating results may fluctuate from quarter to quarter and year to year due to the seasonality of our business, as well as due to the timing of new product releases.

The businesses of our retail customers are highly seasonal, with a majority of retail sales occurring during the period from October through December in anticipation of the holiday season. As a consequence, we have experienced moderate seasonality in our business. Approximately 59.8%, 60.5% and 58.7% of our net sales for the years ended December 31, 2018, 2017 and 2016, respectively, were made in the third and fourth quarters, as our customers build up their inventories in anticipation of the holiday season.

This seasonal pattern requires significant use of working capital, mainly to manufacture inventory during the portion of the year prior to the holiday season and requires accurate forecasting of demand for products during the holiday season in order to avoid losing potential sales of highly popular products or producing excess inventory of less popular products. In addition, as a result of the seasonal nature of our business, we would be significantly and adversely affected, in a manner disproportionate to the impact on a company with sales spread more evenly throughout the year, by unforeseen events such as a terrorist attack or economic shock that harm the retail environment or consumer buying patterns during our key selling season, or by events such as strikes or port delays that interfere with the shipment of goods during the critical months leading up to the holiday shopping season.

In addition, our results of operations may fluctuate significantly from quarter to quarter or year to year depending on the timing of new product releases and related content releases. Sales of a certain product or group of products tied to a particular content release can dramatically increase our net sales in any given quarter or year. The timing and mix of products we sell in any given year will depend on various factors, including the timing and popularity of new releases by third-party content providers and our ability to license properties based on these releases.

Our results of operations may also fluctuate as a result of factors such as the delivery schedules set by our customers and holiday shut down schedules set by our third-party manufacturers. Additionally, the rapid growth we have experienced in recent years may have masked the full effects of seasonal factors on our business to date, and as such, these factors may have a greater effect on our results of operations in future periods.

Our use of third-party manufacturers to produce our products presents risks to our business.

We use third-party manufacturers to manufacture all of our products and have historically concentrated production with a small number of manufacturers and factories. As a result, the loss or unavailability of one of our manufacturers or one of the factories in which our products are produced, even on a temporary basis, could have a negative impact on our business, financial condition and results of operations. This risk is exacerbated by the fact that we do not have written contracts with certain of our manufacturers. While we believe our external sources of manufacturing could be shifted, if necessary, to alternative sources of supply, we would require a significant period of time to make such a shift. Because we believe our products represent a significant percentage of the total capacity of each factory in which they are produced, such a shift may require us to establish relationships with new manufacturers, which we may not be able to do on a timely basis, on similar terms, or at all. We may also be required to seek out additional manufacturers in response to increased demand for our products, as our current manufacturers may not have the capacity to increase production. If we were prevented from or delayed in obtaining a material portion of the products produced by our manufacturers, or if we were required to shift manufacturers (assuming we would be able to do so), our sales and profitability could be significantly reduced.

In addition, while we require that our products supplied by third-party manufacturers be produced in compliance with all applicable laws and regulations, and we have the right to monitor compliance by our third-party manufacturers with our manufacturing requirements and to oversee the quality control process at our manufacturers’ factories, there is always a risk that one or more of our third-party manufacturers will not comply with our requirements, and that we will not immediately discover such non-compliance. For example, the Consumer Product Safety Improvement Act of 2008, or the CPSIA, limits the amounts of lead and phthalates that are permissible in certain products and requires that our products be tested to ensure that they do not contain these substances in amounts that exceed permissible levels. In the past, products manufactured by certain of our third-party manufacturers have tested positive for phthalates. Though the amount was not in excess of the amount permissible under the CPSIA, we cannot guarantee that products made by our third-party manufacturers will not in the future contain phthalates in excess of permissible amounts, or will not otherwise violate the CPSIA, other consumer or product safety requirements, or labor or other applicable requirements. Any failure of our third-party manufacturers to comply with such requirements in manufacturing products for us could result in damage to our reputation, harm our brand image and sales of our products and potentially create liability for us.

Monitoring compliance by independent manufacturers is complicated by the fact that expectations of ethical business practices continually evolve, may be substantially more demanding than applicable legal requirements and are driven in part by legal developments and by diverse groups active in publicizing and organizing public responses to perceived ethical shortcomings. Accordingly, we cannot predict how such expectations might develop in the future and cannot be certain that our manufacturing requirements, even if complied with, would satisfy all parties who are active in monitoring and publicizing perceived shortcomings in labor and other business practices worldwide.

Additionally, the third-party manufacturers that produce most of our products are located in China, Vietnam and Mexico. As a result, we are subject to various risks resulting from our international operations. See “Our substantial sales and manufacturing operations outside the United States subject us to risks associated with international operations.”

Our operations, including our corporate headquarters, primary distribution facilities and third-party manufacturers, are concentrated in certain geographic regions, which makes us susceptible to adverse conditions in those regions.

Our corporate headquarters and primary distribution facilities are located in Everett, Washington. We also have additional warehouse facilities and/or offices located in Maldon, England; Bath, England; and Chatsworth, California. In addition, the factories that produce most of our products are located in China, Vietnam and Mexico. As a result, our business may be more susceptible to adverse conditions in these regions than the operations of more geographically diverse competitors.

Such conditions could include, among others, adverse economic and labor conditions, as well as demographic trends. Furthermore, Everett is the location from which most of the products we sell are received, stored and shipped to our customers. We depend heavily on ocean container delivery to receive products from our third-party manufacturers located in Asia and contracted third-party delivery service providers to deliver our products to our distribution facilities. Any disruption to or failures in these delivery services, whether as a result of extreme or severe weather conditions, natural disasters, labor unrest or otherwise, affecting western Washington in particular, the West Coast in general, or other areas in which we operate, could significantly disrupt our operations, damage or destroy our equipment and inventory and cause us to incur additional expenses, any of which could have a material adverse effect on our business, financial condition and results of operations. For example, in the fall of 2014, longshoreman work stoppages created a significant backlog of cargo containers at ports. We experienced delays in the shipment of our products as a result of this backlog and were unable to meet our planned inventory allocations for a limited period of time. Although we possess insurance for damage to our property and the disruption of our business, this insurance, and in particular earthquake insurance, which is subject to various limitations and requires large deductibles or co-payments, may not be sufficient to cover all of our potential losses, and may be cancelled by us in the future or otherwise cease to be available to us on reasonable terms or at all. Similarly, natural disasters and other adverse events or conditions affecting east or southeast Asia, where most of our products are produced, could halt or disrupt the production of our products, impair the movement of finished products out of those regions, damage or destroy the molds and tooling necessary to make our products and otherwise cause us to incur additional costs and expenses, any of which could also have a material adverse effect on our business, financial condition and results of operations.

Our substantial sales and manufacturing operations outside the United States subject us to risks associated with international operations.

We operate facilities and sell products in numerous countries outside the United States. Sales to our international customers comprised approximately 35.4% and 32.6% of our sales for the six months ended June 30, 2019 and 2018, respectively. We expect sales to our international customers to account for an increasing portion of our sales in future fiscal years, including as a result of the Underground Toys Acquisition and the formation of our subsidiary Funko UK, Ltd., through which we now sell directly to certain of our customers in Europe, the Middle East and Africa. In fact, over time, we expect our international sales and operations to continue to grow both in dollars and as a percentage of our overall business as a result of a key business strategy to expand our presence in emerging and underserved international markets. Additionally, as discussed above, we use third-party manufacturers located in China, Vietnam and Mexico to produce most of our products. These international sales and manufacturing operations, including operations in emerging markets, are subject to risks that may significantly harm our sales, increase our costs or otherwise damage our business, including:

•	currency conversion risks and currency fluctuations;

•	limitations on the repatriation of earnings;

•

potential challenges to our transfer pricing determinations and other aspects of our cross-border transactions, which can materially increase our taxes and other costs of doing business; political instability, civil unrest and economic instability;

•	greater difficulty enforcing intellectual property rights and weaker laws protecting such rights;

•

complications in complying with different laws and regulations in varying jurisdictions, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act of 2010, similar anti-bribery and anti-corruption laws and local and international environmental, labor, health and safety laws, and in dealing with changes in governmental policies and the evolution of laws and regulations and related enforcement;

•	difficulties understanding the retail climate, consumer trends, local customs and competitive conditions in foreign markets which may be quite different from the United States;

•	changes in international labor costs and other costs of doing business internationally;

•

the imposition of and changes in tariffs, quotas, border adjustment taxes or other protectionist measures by any major country or market in which we operate, which could make it significantly more expensive and difficult to import products into that country or market, raise the cost of such products, decrease our sales of such products or decrease our profitability.

•	proper payment of customs duties and/or excise taxes;

•	natural disasters and the greater difficulty and cost in recovering therefrom;

•	transportation delays and interruptions;

•	difficulties in moving materials and products from one country to another, including port congestion, strikes or other labor disruptions and other transportation delays and interruptions; and

•	increased investment and operational complexity to make our products compatible with systems in various countries and compliant with local laws.

Because of the importance of international sales, sourcing and manufacturing to our business, our financial condition and results of operations could be significantly harmed if any of the risks described above were to occur or if we are otherwise unsuccessful in managing our increasingly global business.

Increases in tariffs, trade restrictions or taxes on our products could have an adverse impact on our operations.

The commerce we conduct in the international marketplace makes us subject to tariffs, trade restrictions and other taxes when the raw materials or components we purchase, and the products we ship, cross international borders. Trade tensions between the United States and China, as well as those between the United States and Canada, Mexico and other countries have been escalating in recent months. Most notably, three rounds of U.S.

tariffs were placed on Chinese goods being exported to the United States, with such tariffs taking effect in July, August and September 2018. Each of these U.S. tariff impositions against Chinese exports were followed by a round of retaliatory Chinese tariffs on U.S. exports to China. Certain of the products we purchase from manufacturers in China are subject to these tariffs, which could make our products less competitive than those of our competitors whose inputs are not subject to these tariffs. In addition, the U.S. administration has threatened to impose tariffs on all products imported from China, which would impact all of our products and supplies imported from China to the United States. If this were to occur, we may not be able to mitigate the impacts of these tariffs, and our business, results of operations and financial position would be materially adversely affected. Products we sell into certain foreign markets could also become subject to similar retaliatory tariffs, making the products we sell uncompetitive compared to similar products not subjected to such import tariffs. Further changes in U.S. trade policies, tariffs, taxes, export restrictions or other trade barriers, or restrictions on raw materials or components may limit our ability to produce products, increase our manufacturing costs, decrease our profit margins, reduce the competitiveness of our products, or inhibit our ability to sell products or purchase raw materials or components, which would have a material adverse effect on our business, results of operations and financial condition.

The results of the United Kingdom’s referendum on withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business.

In June 2016, a majority of voters in the United Kingdom elected to withdraw from the European Union in a national referendum known as “Brexit” and, in March 2017, the government of the United Kingdom formally initiated the withdrawal process. These events have created significant uncertainty about the future relationship between the United Kingdom and the European Union and have given rise to calls for certain regions within the United Kingdom to preserve their place in the European Union by separating from the United Kingdom, as well as for the governments of other European Union member states to consider withdrawal.

These developments, or the perception that any of them could occur, have had and may continue to have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Asset valuations, currency exchange rates and credit ratings may be especially subject to increased market volatility. Lack of clarity about future United Kingdom laws and regulations as the United Kingdom determines which European Union laws to replace or replicate in the event of a withdrawal, including financial laws and regulations, tax and free trade agreements, intellectual property rights, privacy and data protection, environmental, health and safety laws and regulations and employment laws, could increase costs and depress economic activity. If the United Kingdom and the European Union are unable to negotiate acceptable withdrawal terms or if other European Union member states pursue withdrawal, barrier-free access between the United Kingdom and other European Union member states or among the European economic area overall could be diminished or eliminated.

Any of these factors could have a material adverse effect on our business, financial condition and results of operations. Our operations in the United Kingdom subject us to revenue risk with respect to our customers in the United Kingdom and adverse movements in foreign currency exchange rates, in addition to risks related to the general economic and legal uncertainty related to Brexit described above.

U.S. tax legislation significantly changed U.S. federal income tax rules and may materially adversely affect our financial condition, results of operations and cash flows.

The Tax Cuts and Jobs Act (the “Tax Act”) enacted in December 2017 has significantly changed U.S. federal income taxation, including reducing the U.S. corporate income tax rate, limiting certain interest deductions, imposing a one-time transition tax on all undistributed earnings and profits of certain non-U.S. entities and other additional taxes with respect to certain non-U.S. earnings, permitting full expensing of certain capital expenditures, adopting elements of a territorial tax system, revising the rules governing net operating losses and the rules governing foreign tax credits, and introducing new anti-base erosion provisions. Many of these changes became effective immediately, without any transition periods or grandfathering for existing transactions. The legislation is unclear in many respects and could be subject to potential amendments and technical corrections, as well as interpretations and implementing regulations by the Treasury and Internal Revenue Service, any of which could lessen or increase certain adverse impacts of the legislation. In addition, it is unclear how these U.S. federal income tax changes may affect state and local taxation.

Any of these above factors could potentially impact the measurement of our tax balances and reduce any anticipated benefits of the Tax Act.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our operating results and financial condition.

We are subject to income taxes in the United States and the United Kingdom, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;
•	expected timing and amount of the release of any tax valuation allowances;
•	tax effects of equity-based compensation;
•	costs related to intercompany restructurings; or
•	changes in tax laws, regulations or interpretations thereof.

In addition, we may be subject to audits of our income, sales and other transaction taxes by the U.K., U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our operating results and financial condition.

Changes in foreign currency exchange rates can significantly impact our reported financial performance.

Our increasingly global operations mean we produce, buy, and sell products in many different markets with many different currencies. As a result, if the exchange rate between the U.S. dollar and a local currency for an international market in which we have significant sales or operations changes, our financial results as reported in U.S. dollars may be meaningfully impacted even if our business in the local currency is not significantly affected. Similarly, our expenses can be significantly impacted, in U.S. dollar terms, by exchange rates, meaning the profitability of our business in U.S. dollar terms can be negatively impacted by exchange rate movements which we do not control. In recent years, certain key currencies, such as the euro and the British pound sterling, depreciated significantly compared to the U.S. dollar. Depreciation in key currencies during 2019 and beyond may have a significant negative impact on our sales and earnings as they are reported in U.S. dollars.

Global and regional economic downturns that negatively impact the retail and credit markets, or that otherwise damage the financial health of our retail customers and consumers, can harm our business and financial performance.

We design, manufacture and market a wide variety of consumer products worldwide for sale to our retail customers and directly to consumers. Our financial performance is impacted by the level of discretionary consumer spending in the markets in which we operate. Recessions, credit crises and other economic downturns, or disruptions in credit markets, in the United States and in other markets in which our products are sold can result in lower levels of economic activity, lower employment levels, less consumer disposable income, and lower consumer confidence. The retail industry is subject to volatility, especially during uncertain economic conditions. A downturn in the retail industry in particular may disproportionately affect us because a substantial majority of our net sales are to retail customers. Significant increases in the costs of other products which are required by consumers, such as gasoline, home heating fuels, or groceries, may reduce household spending on our products. Such cost increases and weakened economic conditions may result from any number of factors, including terrorist attacks, wars and other conflicts, natural disasters, increases in critical commodity prices or labor costs, or the prospect of such events. Such a weakened economic and business climate, as well as consumer uncertainty created by such a climate, could harm our sales and profitability. Similarly, reductions in the value of key assets held by consumers, such as their homes or stock market investments, can lower consumer confidence and consumer spending power. Any of these factors can reduce the amount which consumers spend on the purchase of our products. This in turn can reduce our sales and harm our financial performance and profitability.

In addition to experiencing potentially lower sales of our products during times of economic difficulty, in an effort to maintain sales during such times, we may need to reduce the price of our products, increase our promotional spending or sales allowances, or take other steps to encourage retailer and consumer purchases of our products. Those steps may lower our net sales or increase our costs, thereby decreasing our operating margins and lowering our profitability.

Our business depends in large part on our vendors and outsourcers, and our reputation and ability to effectively operate our business may be harmed by actions taken by these third parties outside of our control.

We rely significantly on vendor and outsourcing relationships with third parties for services and systems including manufacturing, transportation, logistics and information technology. In 2018, we initiated a relationship with a third party logistics company to process and fulfill customer orders in Europe. Any shortcoming of one of our vendors or outsourcers, including our third party logistics provider in Europe, particularly one affecting the quality of these services or systems, may be attributed by customers to us, thus damaging our reputation and brand value, and potentially affecting our results of operations. In addition, problems with transitioning these services and systems to, or operating failures with, these vendors and outsourcers could cause delays in product sales, reduce the efficiency of our operations and require significant capital investments to remediate.

We are subject to various government regulations and may be subject to additional regulations in the future, violation of which could subject us to sanctions or otherwise harm our business.

As a company that designs and sells consumer products, we are subject to significant government regulation, including, in the United States, under the CPSA, the FHSA, the CPSIA and the FFA, as well as under product safety and consumer protection statutes in our international markets. There can be no assurance that we will be in compliance, and failure to comply with these acts could result in sanctions which could have a negative impact on our business, financial condition and results of operations. This risk is exacerbated by our reliance on third parties to manufacture our products. See “Our use of third-party manufacturers to produce our products presents risks to our business.”

Governments and regulatory agencies in the markets in which we manufacture and sell products may enact additional regulations relating to product safety and consumer protection in the future and may also increase the penalties for failing to comply with such regulations. In addition, one or more of our customers might require changes in our products, such as the non-use of certain materials, in the future. Complying with any such additional regulations or requirements could impose increased costs on our business. Similarly, increased penalties for non-compliance could subject us to greater expense in the event any of our products were found to not comply with such regulations. Such increased costs or penalties could harm our business.

As discussed above, our international operations subject us to a host of other governmental regulations throughout the world, including antitrust, customs and tax requirements, anti-boycott regulations, environmental regulations and the FCPA. Complying with these regulations imposes costs on us which can reduce our profitability, and our failure to successfully comply with any such legal requirements could subject us to monetary liabilities and other sanctions that could further harm our business and financial condition. For example, we identified that our subsidiary, Loungefly, historically underpaid certain duties owed to U.S. Customs. In May 2019, the Company notified U.S. Customs of potential underpayments of customs duties and commenced an internal investigation to determine the cause of the underpayments and the proper amount of duties owed for the applicable five-year statute of limitations period. The Company identified a total of approximately $7.8 million in underpayments to U.S. Customs during the period from May 24, 2014 through June 30, 2019, $6.3 million of which related to previously issued financial statements. In July 2019, the Company submitted payment of $7.8 million to U.S. Customs along with a report explaining the nature of the underpayments. The fact that such underpayments occurred could lead to government investigation or litigation, which could result in additional payments and potential penalties. Pursuant to the applicable statute, for an importer that meets all of the requirements for self-reporting underpayments, the maximum civil potential penalty is 100% of the lawful duties, taxes, and fees due to U.S. Customs and the civil penalty for an importer who fails to meet the self-reporting requirements is up to the value of the merchandise associated with underpayment. We have recorded a contingent liability of $0.5 million related to potential penalties that may be assessed by U.S. Customs in this matter. This amount is recorded under the caption “Accrued expenses and other current liabilities” in our condensed consolidated balance sheet, as of June 30, 2019. As of the date of this prospectus, the Company is not aware of any investigation that has been initiated by U.S Customs or any other governmental body. If U.S. Customs or any other governmental body elects to investigate the Company and decides to impose penalties, the imposition of penalties could be in excess of the contingent liability that we have recorded in our condensed consolidated balance sheet. The imposition of any penalties or other remedial measures could have a material adverse effect on our business, results of operations, and financial condition. We could also incur additional expenses related to remedial measures, including those that we are implementing in response to our conclusion that we have a material weakness in our internal control over financial reporting.

We could be subject to future product liability suits or product recalls which could have a significant adverse effect on our financial condition and results of operations.

As a company that designs and sells consumer products, we may be subject to product liability suits or involuntary product recalls or may choose to voluntarily conduct a product recall. While costs associated with product liability claims and product recalls have generally not been material to our business, the costs associated with future product liability claims or product recalls in any given fiscal year, individually or in the aggregate, could be significant. In addition, any product recall, regardless of the direct costs of the recall, could harm consumer perceptions of our products, subject us to additional government scrutiny, divert development and management resources, adversely affect our business operations and otherwise put us at a competitive disadvantage compared to other companies in our industry, any of which could have a significant adverse effect on our financial condition and results of operations.

We are currently subject to securities class action litigation and may be subject to similar or other litigation in the future, all of which will require significant management time and attention, result in significant legal expenses and may result in unfavorable outcomes, which may have a material adverse effect on our business, operating results and financial condition, and negatively affect the price of our Class A common stock.

We are, and may in the future become, subject to various legal proceedings and claims that arise in or outside the ordinary course of business. For example, on November 16, 2017, a purported stockholder of the Company filed a putative class action lawsuit in the Superior Court of Washington in and for King County against us, certain of our officers and directors, and the underwriters of our IPO, entitled Robert Lowinger v. Funko, Inc., et. al. In January and March 2018, five additional putative class action lawsuits were filed in Washington state court, four in the Superior Court of Washington in and for King County and one in the Superior Court of Washington in and for Snohomish County. Two of the King County lawsuits, Surratt v. Funko, Inc. et. al. (filed on January 16, 2018) and Baskin v. Funko, Inc. et. al. (filed on January 30, 2018), were filed against us and certain of our officers and directors. The other two King County lawsuits, The Ronald and Maxine Linde Foundation v. Funko, Inc. et. al. (filed on January 18, 2018) and Lovewell v. Funko, Inc. et. al (filed on March 27, 2018), were filed against us, certain of our officers and directors, ACON, Fundamental and certain other defendants. The Snohomish County lawsuit, Berkelhammer v. Funko, Inc. et. al. (filed on March 13, 2018), was filed against us, certain of our officers and directors, and ACON. On May 8, 2018, the Berkelhammer action was voluntarily dismissed, and on May 15, 2018 a substantially similar action was filed by the same plaintiff in the Superior Court of Washington in and for King County. On April 2, 2018, a putative class action lawsuit Jacobs v. Funko, Inc. et. al was filed in the United States District Court for the Western District of Washington against us, certain of our officers and directors, and certain other defendants. On May 21, 2018 the Jacobs action was voluntarily dismissed, and on June 12, 2018 a substantially similar action was filed by the same plaintiff in the Superior Court of Washington in and for King County.

On July 2, 2018, all of the above-referenced suits were ordered consolidated for all purposes into one action under the title In re Funko, Inc. Securities Litigation in the Superior Court of Washington in and for King County. On August 1, 2018, plaintiffs filed a consolidated complaint against us, certain of our officers and directors, ACON, Fundamental, and certain other defendants. On October 1, 2018, we moved to dismiss that action. Plaintiffs filed their opposition to our motion to dismiss on October 31, 2018, and we filed our reply to plaintiffs’ opposition on November 30, 2018. Oral arguments on the motions to dismiss were held on May 3, 2019. On August 2, 2019, the Court granted our motion to dismiss the consolidated state litigation, allowing Plaintiffs leave to amend the complaint. The Court found, inter alia, that “Funko’s statements regarding its financial disclosures were not materially false or misleading” and that “plaintiffs have not shown that Funko’s ‘opinion statements’ were false or that such statements were not simply corporate optimism or puffery.”

Additionally, on June 4, 2018, a putative class action lawsuit Kanugonda v. Funko, et al. was filed in the United States District Court for the Western District of Washington against us, certain of our officers and directors, and certain other defendants. On January 4, 2019, a lead plaintiff was appointed in that case. On April 30, 2019, the lead plaintiff filed an amended complaint against the previously named defendants.

The complaint in federal court alleges that we violated Sections 11, 12, and 15 of the Securities Act of 1933, as amended, by making allegedly materially misleading statements and by omitting material facts necessary to make the statements made therein not misleading. The lawsuit seeks, among other things, compensatory statutory damages and rescissory damages in account of the consideration paid for our Class A common stock by the lead plaintiff and members of the putative class, as well as attorneys’ fees and costs.

The results of the securities class action lawsuit and any future legal proceedings cannot be predicted with certainty. Also, our insurance coverage may be insufficient, our assets may be insufficient to cover any amounts that exceed our insurance coverage, and we may have to pay damage awards or otherwise may enter into settlement arrangements in connection with such claims. Any such payments or settlement arrangements in current or future litigation could have a material adverse effect on our business, operating results or financial condition. Even if the plaintiffs’ claims are not successful, current or future litigation could result in substantial costs and significantly and adversely impact our reputation and divert management’s attention and resources, which could have a material adverse effect on our business, operating results and financial condition, and negatively affect the price of our Class A common stock. In addition, such lawsuits may make it more difficult to finance our operations.

Failure to comply with anti-corruption and anti-bribery laws could result in fines, criminal penalties and materially adversely affect our business, financial condition and results of operations.

A significant risk resulting from our global operations is compliance with a wide variety of U.S. federal and state and non-U.S. laws, regulations and policies, including laws related to anti-corruption, anti-bribery and laundering. The FCPA, the U.K. Bribery Act of 2010 and similar anti-corruption and anti-bribery laws in other jurisdictions generally prohibit companies, their officers, directors, employees and third-party intermediaries, business partners, and agents from making improper payments or other improper things of value to government officials or other persons. There has been an increase in anti-bribery and anti-corruption law enforcement activity in recent years, with more frequent and aggressive investigations and enforcement proceedings by both the U.S. Department of Justice and the SEC, increased enforcement activity by non-U.S. regulators, and increases in criminal and civil proceedings brought against companies and individuals. We operate in parts of the world that are considered high-risk from an anti-bribery and anti-corruption perspective, and strict compliance with anti-bribery and anti-corruption laws may conflict with local customs and practices. We cannot assure you that our internal controls, policies and procedures will protect us from improper conduct by our officers, directors, employees, third-party intermediaries, business partners or agents. To the extent that we learn that any of these parties do not adhere to our internal control policies, we are committed to taking appropriate remedial action. In the event that we believe or have reason to believe that any such party has or may have violated such laws, we may be required to investigate or have outside counsel investigate the relevant facts and circumstances, and detecting, investigating and resolving actual or alleged violations can be expensive and require a significant diversion of time, resources and attention from senior management. Any violation of U.S. federal and state and non-U.S. anti-bribery and anti-corruption laws, regulations and policies could result in substantial fines, sanctions, civil or criminal penalties, and curtailment of operations in the U.S. or other applicable jurisdictions. In addition, actual or alleged violations could damage our reputation and ability to do business. Any of the foregoing could materially adversely affect our business, financial condition and results of operations.

We are subject to governmental economic sanctions requirements and export and import controls that could impair our ability to compete in international markets or subject us to liability if we are not in compliance with applicable laws.

As a U.S. company, we are subject to U.S. export control and economic sanctions laws and regulations, and we are required to export our products in compliance with those laws and regulations, including the U.S. Export Administration Regulations and economic and trade sanctions programs administered by the Treasury Department’s Office of Foreign Assets Control. U.S. economic sanctions and export control laws and regulations prohibit the shipment of specified products and services to countries, governments and persons that are the subject of U.S. sanctions. While we take precautions against doing any business, directly or indirectly, in or with countries, governments and persons subject to U.S. sanctions, such measures may be circumvented. There can be no assurance that we will be in compliance with U.S. export control or economic sanctions laws and regulations in the future. Any such violation could result in criminal or civil fines, penalties or other sanctions and repercussions, including reputational harm that could materially adversely affect our business.

We may not realize the anticipated benefits of acquisitions or investments, or those benefits may be delayed or reduced in their realization.

Acquisitions have been a component of our growth and the development of our business and are likely to continue to be in the future. Acquisitions can broaden and diversify our brand holdings and product offerings, expand our distribution capabilities and allow us to build additional capabilities and competencies. For example, in the case of the Underground Toys Acquisition, we looked to strengthen our ability to sell our products directly to international retailers, primarily those located in Europe, and reduce our reliance on third-

party distributors in Europe and certain other international jurisdictions. However, we cannot be certain that the products and offerings of companies we may acquire, or acquire an interest in, will achieve or maintain popularity with consumers in the future or that any such acquired companies or investments will allow us to more effectively distribute our products, market our products, develop our competencies or to grow our business.

In some cases, we expect that the integration of the companies that we may acquire into our operations will create production, distribution, marketing and other operating synergies which will produce greater sales growth and profitability and, where applicable, cost savings, operating efficiencies and other advantages. However, we cannot be certain that these synergies, efficiencies and cost savings will be realized. Even if achieved, these benefits may be delayed or reduced in their realization. In other cases, we may acquire or invest in companies that we believe have strong and creative management, in which case we may plan to operate them more autonomously rather than fully integrating them into our operations. We cannot be certain that the key talented individuals at these companies would continue to work for us after the acquisition or that they would develop popular and profitable products, in the future. There is no guarantee that any acquisition or investment we may make will be successful or beneficial or that we will be able to manage the integration process successfully, and acquisitions can consume significant amounts of management attention and other resources, which may negatively impact other aspects of our business.

Our e-commerce business is subject to numerous risks that could have an adverse effect on our business and results of operations.

Although sales through our websites have constituted a small portion of our net sales historically, we expect to continue to grow our e-commerce business in the future. Though sales through our websites generally have higher profit margins and provide us useful insight on the sales impact of certain of our marketing campaigns, further development of our e-commerce business also subjects us to a number of risks. Our online sales may negatively impact our relationships with our retail customers and distributors if they perceive that we are competing with them. In addition, online commerce is subject to increasing regulation by states, the federal government and various foreign jurisdictions. Compliance with these laws will increase our costs of doing business, and our failure to comply with these laws could also subject us to potential fines, claims for damages and other remedies, any of which would have an adverse effect on our business, financial condition and results of operations.

Additionally, some jurisdictions have implemented, or may implement, laws that require remote sellers of goods and services to collect and remit taxes on sales to customers located within the jurisdiction. In particular, the Streamlined Sales Tax Project (an ongoing, multi-year effort by U.S. state and local governments to pursue federal legislation that would require collection and remittance of sales tax by out-of-state sellers) could allow states that meet certain simplification and other criteria to require out-of-state sellers to collect and remit sales taxes on goods purchased by in-state residents. Furthermore, in June 2018, the U.S. Supreme Court ruled in South Dakota v. Wayfair that a U.S. state may require an online retailer with no in-state property or personnel to collect and remit sales taxes on sales made to the state’s residents, which may permit wider enforcement of sales tax collection requirements. These collection responsibilities and the complexity associated with tax collection, remittance and audit requirements would also increase the costs associated with our e-commerce business.

Furthermore, our e-commerce operations subject us to risks related to the computer systems that operate our websites and related support systems, such as system failures, viruses, computer hackers and similar disruptions. If we are unable to continually add software and hardware, effectively upgrade our systems and network infrastructure and take other steps to improve the efficiency of our systems, system interruptions or delays could occur that adversely affect our operating results and harm our brand. While we depend on our technology vendors to manage “up-time” of the front-end e-commerce store, manage the intake of our orders, and export orders for fulfillment, we could begin to run all or a greater portion of these components ourselves in the future. Any failure on the part of our third-party e-commerce vendors or in our ability to transition third-party services effectively could result in lost sales and harm our brand. There is a risk that consumer demand for our products online may not generate sufficient sales to make our e-commerce business profitable, as consumer demand for physical products online may be less than in traditional retail sales channels. To the extent our e-commerce business does not generate more net sales than costs, our business, financial condition and results of operations will be adversely affected.

Use of social media may materially and adversely affect our reputation or subject us to fines or other penalties.

We rely to a large extent on our online presence to reach consumers and use third-party social media platforms as marketing tools. For example, we maintain Facebook, Twitter, Instagram and YouTube accounts. As e-commerce and social media platforms continue to rapidly evolve, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools, our ability to acquire new consumers and our financial condition may suffer. Furthermore, as laws and regulations rapidly evolve to govern the use of these platforms, the failure by us, our employees or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms could subject us to regulatory investigations, class action lawsuits, liability, fines or other penalties and have a material adverse effect on our business, financial condition and result of operations.

Failure to successfully operate our information systems and implement new technology effectively could disrupt our business or reduce our sales or profitability.

We rely extensively on various information technology systems and software applications, including our enterprise resource planning software, to manage many aspects of our business, including product development, management of our supply chain, sale and delivery of our products, financial reporting and various other processes and transactions. We are critically dependent on the integrity, security and consistent operations of these systems and related back-up systems. These systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, malware and other security breaches, catastrophic events such as hurricanes, fires, floods, earthquakes, tornadoes, acts of war or terrorism and usage errors by our employees. The efficient operation and successful growth of our business depends on these information systems, including our ability to operate and upgrade them effectively and to select and implement adequate disaster recovery systems successfully. The failure of these information systems to perform as designed, our failure to operate them effectively, or a security breach or disruption in operation of our information systems could disrupt our business, require significant capital investments to remediate a problem or subject us to liability. In 2018, we upgraded the enterprise resource planning software used by our United Kingdom operations. This upgrade resulted in certain delays in our operations in the first few months of implementation. We are also considering upgrades to our enterprise resource planning software at our other locations, including in the United States. If the potential upgrades are not successful or result in delays, our business could be disrupted or harmed.

In addition, we have recently implemented, and expect to continue to invest in and implement, modifications and upgrades to our information technology systems and procedures to support our growth and the development of our e-commerce business. These modifications and upgrades could require substantial investment and may not improve our profitability at a level that outweighs their costs, or at all. In addition, the process of implementing any new technology systems involves inherent costs and risks, including potential delays and system failures, the potential disruption of our internal control structure, the diversion of management’s time and attention, and the need to re-train or hire new employees, any of which could disrupt our business operations and have a material adverse effect on our business, financial condition and results of operations.

If our electronic data is compromised our business could be significantly harmed.

We maintain significant amounts of data electronically. This data relates to all aspects of our business, including current and future products and entertainment under development, and also contains certain customer, consumer, supplier, partner and employee data. We maintain systems and processes designed to protect the data within our control, but notwithstanding such protective measures, there is a risk of intrusion or tampering that could compromise the integrity and privacy of this data. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary or appropriate to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, harm our customers, consumers and other business partners, damage our reputation, violate applicable laws and regulations and subject us to additional costs and liabilities and loss of business that could be material.

A failure to comply with laws and regulations relating to privacy and the protection of data relating to individuals may result in negative publicity, claims, investigations and litigation, and adversely affect our financial performance.

We are subject to laws, rules, and regulations in the United States, the European Union, and other jurisdictions relating to the collection, use, and security of personal information and data. Such data privacy laws, regulations, and other obligations may require us to change our business practices and may negatively impact our ability to expand our business and pursue business opportunities. We may incur significant expenses to comply with the laws, regulations and other obligations that apply to us. Additionally, the privacy- and data protection-related laws, rules, and regulations applicable to us are subject to significant change. Several jurisdictions have passed new laws and regulations in this area, and other jurisdictions are considering imposing additional restrictions. In particular, our operations are subject to the European Union’s new General Data Protection Regulation, which became effective in May 2018 and imposed a host of new data privacy and security requirements on companies doing business in the European Union, including substantial penalties for non-compliance. Privacy- and data protection-related laws and regulations also may be interpreted and enforced inconsistently over time and from jurisdiction to jurisdiction. In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us. One example of such self-regulatory standards to which we may be contractually bound is the Payment Card Industry Data Security Standard, or PCI DSS. Though we currently use third-party vendors to process and store credit card data in connection with our e-commerce business, to the extent we process or store such data ourselves in the future, we may be subject to various aspects of the PCI DSS, and fines, penalties, and a loss of the ability to process credit card payments could result from any failure to comply with the PCI DSS. Any actual or perceived inability to comply with applicable privacy or data protection laws, regulations, or other obligations could result in significant cost and liability, litigation or governmental investigations, damage our reputation, and adversely affect our business.

Our indebtedness could adversely affect our financial health and competitive position.

On October 22, 2018, we entered into the Credit Agreement providing for the New Term Loan Facility in the amount of $235.0 million and the New Revolving Credit Facility in the amount of $50.0 million (which was increased to $75 million on February 11, 2019). Proceeds from the New Credit Facilities were primarily used to repay the Former Senior Secured Credit Facilities. As of June 30, 2019, we had $241.3 million of indebtedness outstanding under our New Credit Facilities, consisting of $222.0 million outstanding under our New Term Loan Facility (net of unamortized discount of $4.2 million) and $19.3 million outstanding under our New Revolving Credit Facility.

In order to service this indebtedness and any additional indebtedness we may incur in the future, we need to generate cash. Our ability to generate cash is subject, to a certain extent, to our ability to successfully execute our business strategy, as well as general economic, financial, competitive, regulatory and other factors beyond our control. We cannot assure you that our business will be able to generate sufficient cash flow from operations or that future borrowings or other financing will be available to us in an amount sufficient to enable us to service our indebtedness and fund our other liquidity needs. To the extent we are required to use our cash flow from operations or the proceeds of any future financing to service our indebtedness instead of funding working capital, capital expenditures or other general corporate purposes, we will be less able to plan for, or react to, changes in our business, industry and in the economy generally. This will place us at a competitive disadvantage compared to our competitors that have less indebtedness.

In addition, the Credit Agreement contains, and any agreements evidencing or governing other future indebtedness may contain, certain restrictive covenants that limit our ability, among other things, to engage in certain activities that are in our long-term best interests, including our ability to:

•	incur additional indebtedness;

•	incur certain liens;

•	consolidate, merge or sell or otherwise dispose of our assets;

•	alter the business conducted by us and our subsidiaries;

•	make investments, loans, advances, guarantees and acquisitions;

•	pay dividends or make other distributions on equity interests, or redeem, repurchase or retire equity interests;

•	enter into transactions with our affiliates;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	issue or sell equity interests or securities convertible into or exchangeable for equity interests;

•	redeem, repurchase or refinance our other indebtedness; and

•	amend or modify our governing documents.

The restrictive covenants in the Credit Agreement also require us to maintain specified financial ratios. While we have not previously breached and are not in breach of any of these covenants, there can be no guarantee that we will not breach these covenants in the future. Our ability to comply with these covenants and restrictions may be affected by events and factors beyond our control. Our failure to comply with any of these covenants or restrictions could result in an event of default under our credit facilities. This would permit the lending banks under such facilities to take certain actions, including terminating all outstanding commitments and declaring all amounts due under our credit agreement to be immediately due and payable, including all outstanding borrowings, accrued and unpaid interest thereon, and prepayment premiums with respect to such borrowings and any terminated commitments. In addition, the lenders would have the right to proceed against the collateral we granted to them, which includes substantially all of our assets. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs.

In the future, we may require additional capital to respond to business opportunities, challenges, acquisitions or unforeseen circumstances, and may determine to engage in equity or debt financings or enter into credit facilities or refinance existing indebtedness for other reasons. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. As discussed above, the Credit Agreement contains restrictive covenants that limit our ability to incur additional indebtedness and engage in other capital-raising activities. Any debt financing obtained by us in the future could involve covenants that further restrict our capital raising activities and other financial and operational matters, which may make it more difficult for us to operate our business, obtain additional capital and pursue business opportunities, including potential acquisitions. Furthermore, if we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities, our existing stockholders could suffer significant dilution. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the market value of our current or future debt obligations.

The London Inter-bank Offered Rate (“LIBOR”) and certain other interest “benchmarks” may be subject to regulatory guidance and/or reform that could cause interest rates under our current or future debt agreements to perform differently than in the past or cause other unanticipated consequences. The United Kingdom’s Financial Conduct Authority, which regulates LIBOR, has announced that it intends to stop encouraging or requiring banks to submit LIBOR rates after 2021, and it is unclear if LIBOR will cease to exist or if new methods of calculating LIBOR will evolve. If LIBOR ceases to exist or if the methods of calculating LIBOR change from their current form, interest rates on our debt obligations under our New Credit Facilities may be adversely affected.

Any impairment in the value of our goodwill or other assets would adversely affect our financial condition and results of operations.

We are required, at least annually, or as facts and circumstances warrant, to test goodwill and other assets to determine if impairment has occurred. Impairment may result from any number of factors, including adverse changes in assumptions used for valuation purposes, such as actual or projected net sales growth rates, profitability or discount rates, or other variables. If the testing indicates that impairment has occurred, we are required to record a non-cash impairment charge for the difference between the carrying value of the goodwill or other assets and the implied fair value of the goodwill or the fair value of other assets in the period the determination is made. We cannot always predict the amount and timing of any impairment of assets. Should the value of goodwill or other assets become impaired, it would have an adverse effect on our financial condition and results of operations.

Risks relating to our organizational structure

ACON has and, after the consummation of this offering, will continue to have, significant influence over us, including over decisions that require the approval of stockholders, and its interests, along with the interests of our other Continuing Equity Owners, in our business may conflict with yours.

Each share of our Class A common stock and Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders. See “Description of Capital Stock” in the accompanying prospectus. Immediately after the consummation of this offering, ACON will hold approximately 40.3% of the combined voting power of our common stock through its ownership of 10,934,606 shares of our Class A common stock and 8,882,120 shares of our Class B common stock. Accordingly, ACON will continue to have significant influence over substantially all transactions and other matters submitted to a vote of our stockholders, such as a merger, consolidation, dissolution or sale of all or substantially all of our assets, the issuance or redemption of certain additional equity interests, and the election of directors. This influence may increase the likelihood that we will consummate transactions that are not in the best interests of holders of our Class A common stock or, conversely, prevent the consummation of transactions that are in the best interests of holders of our Class A common stock.

Additionally, the Continuing Equity Owners, who will collectively hold approximately 29.8% of the combined voting power of our common stock immediately after the consummation of this offering, may receive payments from us under the Tax Receivable Agreement in connection with our purchase of common units of FAH, LLC directly from certain of the Continuing Equity Owners upon a redemption or exchange of their common units in FAH, LLC, including the issuance of shares of our Class A common stock upon any such redemption or exchange. As a result, the interests of the Continuing Equity Owners may conflict with the interests of holders of our Class A common stock. For example, the Continuing Equity Owners may have different tax positions from us which could influence their decisions regarding whether and when to dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when we should terminate the Tax Receivable Agreement and accelerate our obligations thereunder. In addition, the structuring of future transactions may take into consideration tax or other considerations of the Continuing Equity Owners even in situations where no similar considerations are relevant to us. See “Certain Relationships and Related Person Transactions—Tax Receivable Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein, for a discussion of the Tax Receivable Agreement and the related likely benefits to be realized by the Continuing Equity Owners.

In addition, pursuant to the stockholders agreement we entered into with ACON, Fundamental and Brian Mariotti, our chief executive officer, in connection with the Transactions, or the Stockholders Agreement, ACON has the right to designate certain of our directors, which we refer to as the ACON Directors, which will be three ACON Directors for as long as ACON directly or indirectly, beneficially owns, in the aggregate 35% or more of our Class A common stock, two ACON Directors for so long as ACON, directly or indirectly, beneficially owns, in the aggregate, less than 35% but at least 25% or more of our Class A common stock and one ACON Director for as long as ACON, directly or indirectly, beneficially owns, in the aggregate, less than 25% but at least 15% or more of our Class A common stock (assuming in each such case that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis). After the consummation of this offering and as determined pursuant to the Stockholders Agreement, ACON will beneficially own, in the aggregate, 39.5% of our Class A common stock, assuming that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis. Accordingly, after the consummation of this offering, ACON will continue to have the right to designate three ACON Directors. Each of ACON, Fundamental, and Brian Mariotti, our chief executive officer, also agreed to vote, or cause to be voted, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the ACON Directors and Mr. Mariotti for as long as he is our chief executive officer. Additionally, pursuant to the Stockholders Agreement, we agreed to take all commercially reasonable action to cause (1) the board of directors to be comprised of at least seven directors or such other number of directors as our board of directors may determine; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected to the board of directors at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the board of directors; and (4) an ACON Director to be the chairperson of the board of directors (as defined in the amended and restated bylaws).

In addition, the Stockholders Agreement provides that for as long as ACON, certain of its affiliates and their permitted transferees, which we collectively refer to as the ACON Related Parties, beneficially own, directly or indirectly, in the aggregate, 30% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding common units in FAH, LLC are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions or enter into certain transactions (whether by merger, consolidation, or otherwise) without the prior written approval of ACON and each of its affiliated funds that hold common units of FAH, LLC or our Class A common stock, including:

•

entering into any transaction or series of related transactions in which any person or group (other than the ACON Related Parties and any group that includes the ACON Related Parties, Fundamental (or certain of its affiliates or permitted transferees) or Mr. Mariotti) acquires, directly or indirectly, in excess of 50% of the then outstanding shares of any class of our or our subsidiaries’ capital stock, or following which any such person or group has the direct or indirect power to elect a majority of the members of our board of directors or to replace us as the sole manager of FAH, LLC (or to add another person as co-manager of FAH, LLC);

•	the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding up of us or any of our subsidiaries;

•	the sale, lease or exchange of all or substantially all of our and our subsidiaries’ property and assets;

•	the resignation, replacement or removal of us as the sole manager of FAH, LLC, or the appointment of any additional person as a manager of FAH, LLC;

•

any acquisition or disposition of our or any of our subsidiaries’ assets for aggregate consideration in excess of $10.0 million in a single transaction or series of related transactions (other than transactions solely between or among us and our direct or indirect wholly owned subsidiaries);

•	the creation of a new class or series of capital stock or other equity securities of us or any of our subsidiaries;

•

the issuance of additional shares of Class A common stock, Class B common stock, preferred stock or other equity securities of us or any of our subsidiaries other than (1) under any stock option or other equity compensation plan approved by our board of directors or the compensation committee, (2) pursuant to the exercise or conversion of any options, warrants or other securities existing as of the date of the Stockholders Agreement and (3) in connection with any redemption of common units of FAH, LLC pursuant to the FAH LLC Agreement;

•

any amendment or modification of our or any of our subsidiaries’ organizational documents, other than the FAH LLC Agreement, which shall be subject to amendment or modification solely in accordance with the terms set forth herein; and

•	any increase or decrease of the size of our board of directors.

We are a “controlled company” within the meaning of the Nasdaq rules and, as a result, will qualify for, and may rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements.

Pursuant to the terms of the Stockholders Agreement, ACON, Fundamental and Brian Mariotti, our chief executive officer, have and, after the consummation of this offering, will continue to have, in the aggregate, more than 50% of the voting power for the election of directors, and, as a result, we are and, after the consummation of this offering, will continue to be, considered a “controlled company” for the purposes of the Nasdaq rules. As such, we qualify for, and may rely on, exemptions from certain corporate governance requirements, including the requirements to have a majority of “independent directors” (as defined under the Nasdaq rules) on our board of directors, an entirely independent nominating and corporate governance committee with a written charter addressing the committee’s purpose and responsibilities, and an entirely independent compensation committee with a written charter addressing the committee’s purpose and responsibilities.

The corporate governance requirements and specifically the independence standards are intended to ensure that directors who are considered independent are free of any conflicting interest that could influence their actions as directors. Though we do not currently rely on any of the exemptions from the corporate governance requirements described above, we may choose to do so in the future. As a result, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq rules. See the sections entitled “Corporate Governance—Controlled Company Exemption” and “Committees of the Board” in our 2018 Proxy Statement, which are incorporated by reference herein.

Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” does not apply with respect to any director or stockholder who is not employed by us or our subsidiaries.

The doctrine of corporate opportunity generally provides that a corporate fiduciary may not develop an opportunity using corporate resources, acquire an interest adverse to that of the corporation or acquire property that is reasonably incident to the present or prospective business of the corporation or in which the corporation has a present or expectancy interest, unless that opportunity is first presented to the corporation and the corporation chooses not to pursue that opportunity. The doctrine of corporate opportunity is intended to preclude officers or directors or other fiduciaries from personally benefiting from opportunities that belong to the corporation. Our amended and restated certificate of incorporation provides that the doctrine of “corporate opportunity” does not apply with respect to any director or stockholder who is not employed by us or our subsidiaries. Any director or stockholder who is not employed by us or our subsidiaries therefore has no duty to communicate or present corporate opportunities to us, and has the right to either hold any corporate opportunity for their (and their affiliates’) own account and benefit or to recommend, assign or otherwise transfer such corporate opportunity to persons other than us, including to any director or stockholder who is not employed by us or our subsidiaries.

As a result, certain of our stockholders, directors and their respective affiliates are not prohibited from operating or investing in competing businesses. We therefore may find ourselves in competition with certain of our stockholders, directors or their respective affiliates, and we may not have knowledge of, or be able to pursue, transactions that could potentially be beneficial to us. Accordingly, we may lose a corporate opportunity or suffer competitive harm, which could negatively impact our business or prospects.

Our principal asset consists of our interest in FAH, LLC, and accordingly, we depend on distributions from FAH, LLC to pay taxes and expenses, including payments under the Tax Receivable Agreement. FAH, LLC’s ability to make such distributions may be subject to various limitations and restrictions.

Upon consummation of the IPO, we became a holding company and have no material assets other than our ownership of 30.2 million common units of FAH, LLC as of June 30, 2019, representing approximately 60.4% of the economic interest in FAH, LLC. We have no independent means of generating revenue or cash flow, and our ability to pay dividends in the future, if any, is dependent upon the financial results and cash flows of FAH, LLC and its subsidiaries and distributions we receive from FAH, LLC. There can be no assurance that our subsidiaries will generate sufficient cash flow to dividend or distribute funds to us or that applicable local law and contractual restrictions, including negative covenants in our debt instruments, will permit such dividends or distributions.

FAH, LLC is treated as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to entity-level U.S. federal income tax. Instead, taxable income is allocated to holders of its common units, including us. As a result, we incur income taxes on our allocable share of net taxable income of FAH, LLC. Under the terms of the FAH LLC Agreement, FAH, LLC is obligated to make tax distributions to its members, including us, except to the extent such distributions would render FAH, LLC insolvent or are otherwise prohibited by law or any limitations or restrictions in our debt agreements. The amount of such tax distribution is calculated based on the highest combined federal, state and local tax rate that may potentially apply to any one of FAH, LLC’s members, regardless of the actual final tax liability of any such member. As a result of the foregoing, FAH, LLC may be obligated to make tax distributions in excess of some or all of its members’ actual tax liability, which could reduce its cash available for its business operations. In addition to tax expenses, we also incur expenses related to our operations, our interests in FAH, LLC and related party agreements, including payment obligations under the Tax Receivable Agreement and expenses and costs of being a public company, all of which could be significant. See “Certain Relationships and Related Person Transactions—Tax Receivable Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein. We intend, as its managing member, to cause FAH, LLC to make distributions in an amount sufficient to allow us to pay our taxes and operating expenses, including any ordinary course payments due under the Tax Receivable Agreement. However, FAH, LLC’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which FAH, LLC is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering FAH, LLC insolvent. If FAH, LLC does not have sufficient funds to pay tax distributions or other liabilities to fund our operations, we may have to borrow funds, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore may accelerate payments due under the Tax Receivable Agreement. See “Certain Relationships and Related Person Transactions—Tax Receivable Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein. If FAH, LLC does not have sufficient funds to make distributions, our ability to declare and pay cash dividends may also be restricted or impaired. See “—Risks Relating to This Offering and Ownership of Our Class A Common Stock.”

In certain circumstances, FAH, LLC will be required to make distributions to us and the Continuing Equity Owners, and the distributions that FAH, LLC will be required to make may be substantial.

As discussed above, under the terms of the FAH LLC Agreement, FAH, LLC is obligated to make tax distributions to us and the Continuing Equity Owners based on the highest combined federal, state and local tax rates that may potentially apply to any one member of FAH, LLC. As a result of potential differences in the amount of net taxable income allocable to us and to the Continuing Equity Holders, as well as the use of an assumed tax rate in calculating FAH, LLC’s distribution obligations, we may receive distributions significantly in excess of our tax liabilities and obligations to make payments under the Tax Receivable Agreement between FAH, LLC, the Continuing Equity Owners and us. Funds we receive from FAH, LLC to satisfy its tax distribution obligations will not be available for reinvestment in our business. To the extent we do not distribute such cash balances as dividends on our Class A common stock and instead, for example, hold such cash balances or lend them to FAH, LLC, the Continuing Equity Owners would benefit from any value attributable to such accumulated cash balances as a result of their ownership of Class A common stock following an exchange of their common units for Class A common stock.

Our Tax Receivable Agreement with the Continuing Equity Owners requires us to make cash payments to them in respect of certain tax benefits to which we may become entitled, the amounts that we may be required to pay could be significant, and we may not realize such tax benefits.

In connection with our IPO, Funko, Inc. entered into a Tax Receivable Agreement with FAH, LLC and each of the Continuing Equity Owners. Pursuant to the Tax Receivable Agreement, we will be required to make cash payments to the Continuing Equity Owners equal to 85% of the amount of tax benefits, if any, that Funko, Inc. realizes, or in some circumstances is deemed to realize, as a result of (1) redemptions or exchanges (or deemed exchanges in certain circumstances) of common units for Class A common stock or cash, as described under “Certain Relationships and Related Person Transactions—FAH LLC Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein, and (2) certain additional tax benefits attributable to payments made under the Tax Receivable Agreement. The amount of the cash payments that we may be required to make under the Tax Receivable Agreement could be significant. Payments under the Tax Receivable Agreement will generally be based on the tax reporting positions that we determine, which are subject to challenge by taxing authorities. Payments made under the Tax Receivable Agreement will not be returned upon a successful challenge by a taxing authority to our reporting positions. Any payments made by us to the Continuing Equity Owners under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid by us. Nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore may accelerate payments due under the Tax Receivable Agreement. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement upon a change of control. The payments under the Tax Receivable Agreement are also not conditioned upon the Continuing Equity Owners maintaining a continued ownership interest in FAH, LLC. See “Certain Relationships and Related Person Transactions—Tax Receivable Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein, for a discussion of the Tax Receivable Agreement and the related likely benefits to be realized by the Continuing Equity Owners.

The amounts that we may be required to pay to the Continuing Equity Owners under the Tax Receivable Agreement may be accelerated in certain circumstances and may also significantly exceed the actual tax benefits that we ultimately realize.

The Tax Receivable Agreement provides that if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, if we materially breach any of our material obligations under the Tax Receivable Agreement or if, at any time, we elect an early termination of the Tax Receivable Agreement, then the Tax Receivable Agreement will terminate and our obligations, or our successor’s obligations, to make future payments under the Tax Receivable Agreement would accelerate and become immediately due and payable. In those circumstances members of FAH, LLC would be deemed to exchange any remaining outstanding common units of FAH, LLC for Class A common stock and would generally be entitled to payments under the Tax Receivable Agreement resulting from such deemed exchange. The amount due and payable in those circumstances is determined based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement. We may need to incur debt to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement.

As a result of the foregoing, we would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. We could also be required to make cash payments to the Continuing Equity Owners that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement. Our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

We will not be reimbursed for any payments made to the Continuing Equity Owners under the Tax Receivable Agreement in the event that any tax benefits are disallowed.

We will not be reimbursed for any cash payments previously made to the Continuing Equity Owners pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by us to a Continuing Equity Owner will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. The applicable U.S. federal income tax rules are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with our tax reporting positions. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings. See “Certain Relationships and Related Person Transactions—Tax Receivable Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein, for a discussion of the Tax Receivable Agreement and the related likely benefits to be realized by the Continuing Equity Owners.

If we were deemed to be an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act, as a result of our ownership of FAH, LLC, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business, financial condition and results of operations.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in either of those sections of the 1940 Act.

As the sole managing member of FAH, LLC, we control and operate FAH, LLC. On that basis, we believe that our interest in FAH, LLC is not an “investment security” as that term is used in the 1940 Act. However, if we were to cease participation in the management of FAH, LLC, our interest in FAH, LLC could be deemed an “investment security” for purposes of the 1940 Act.

We and FAH, LLC intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business, financial condition and results of operations.

Our organizational structure, including the Tax Receivable Agreement, confers certain benefits upon the Continuing Equity Owners that will not benefit Class A common stockholders to the same extent as it will benefit the Continuing Equity Owners.

Our organizational structure, including the Tax Receivable Agreement, confers certain benefits upon the Continuing Equity Owners that will not benefit the holders of our Class A common stock to the same extent as it will benefit such Continuing Equity Owners. Funko, Inc. entered into the Tax Receivable Agreement with FAH, LLC and the Continuing Equity Owners and it provides for the payment by Funko, Inc. to the Continuing Equity Owners of 85% of the amount of tax benefits, if any, that Funko, Inc. realizes, or in some circumstances is deemed to realize, as a result of (1) redemptions or exchanges (or deemed exchanges in certain circumstances) of common units for Class A common stock or cash, as described under “ Certain Relationships and Related Person Transactions—FAH LLC Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein, and (2) certain additional tax benefits attributable to payments made under the Tax Receivable Agreement. This and other aspects of our organizational structure may adversely impact the future trading market for our Class A common stock.

Risks relating to this offering and ownership of our Class A common stock

The Continuing Equity Owners own common units in FAH, LLC, and the Continuing Equity Owners will have the right to redeem their common units in FAH, LLC pursuant to the terms of the FAH LLC Agreement for shares of Class A common stock or cash.

After giving effect to this offering, we will have an aggregate of 165,486,390 shares of Class A common stock authorized but unissued, as well as approximately 15,602,437 shares of Class A common stock issuable, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), upon the redemption of FAH, LLC common units held by the Continuing Equity Owners. FAH, LLC has entered into the FAH LLC Agreement, and subject to certain restrictions set forth in such agreement, the Continuing Equity Owners are entitled to have their common units redeemed from time to time at each of their options (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case, in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange by Funko, Inc. of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units remain outstanding. In connection with this offering, certain of the Continuing Equity Owners are expected to redeem an aggregate of 2,013,567 common units of FAH, LLC in exchange for an aggregate of 2,013,567 shares of Class A common stock and we will cancel their shares of Class B common stock on a one-for-one basis upon such exchange. See “Certain Relationships and Related Person Transactions—FAH LLC Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein. We have also entered into a registration rights agreement with certain of the Original Equity Owners (including each of our executive officers) in connection with the Transactions, or the Registration Rights Agreement, pursuant to which the shares of Class A common stock issued to certain of the Continuing Equity Owners (including each of our executive officers) upon such redemption and the shares of Class A common stock issued to the Former Equity Owners in connection with the Transactions are eligible for resale, subject to certain limitations set forth in the Registration Rights Agreement. See “Certain Relationships and Related Person Transactions—Registration Rights Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein.

We cannot predict the size of future issuances of our Class A common stock or the effect, if any, that future issuances and sales of shares of our Class A common stock may have on the market price of our Class A common stock. Sales or distributions of substantial amounts of our Class A common stock, including shares issued in connection with an acquisition, or the perception that such sales or distributions could occur, may cause the market price of our Class A common stock to decline.

You may be diluted by future issuances of additional Class A common stock or common units in connection with our incentive plans, acquisitions or otherwise; future sales of such shares in the public market, or the expectations that such sales may occur, could lower our stock price.

Our amended and restated certificate of incorporation authorizes us to issue shares of our Class A common stock and options, rights, warrants and appreciation rights relating to our Class A common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. In addition, we, FAH, LLC and the Continuing Equity Owners are party to the FAH LLC Agreement under which the Continuing Equity Owners (or certain permitted transferees thereof) have the right (subject to the terms of the FAH LLC Agreement) to have their common units redeemed from time to time at each of their options (subject in certain circumstances to time-based vesting requirements) by FAH, LLC in exchange for, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume-weighted average market price of one share of Class A common stock for each common unit redeemed, in each case, in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange by Funko, Inc. of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units remain outstanding.

In connection with this offering, certain of the Continuing Equity Owners are expected to redeem an aggregate of 2,013,567 common units of FAH, LLC in exchange for an aggregate of 2,013,567 shares of Class A common and we will cancel their shares of Class B common stock on a one-for-one basis upon such exchange. See “Certain Relationships and Related Person Transactions—FAH LLC Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein. The market price of shares of our Class A common stock could decline as a result of these redemptions or exchanges or the perception that a redemption or exchange could occur. These redemptions or exchanges, or the possibility that these redemptions or exchanges may occur, also might make it more difficult for holders of our Class A common stock to sell such stock in the future at a time and at a price that they deem appropriate.

As of September 12, 2019, there were 2,599,485 shares of Class A common stock underlying outstanding stock options granted to certain of our directors, executive officers and other employees and 1,694,448 shares of Class A common stock underlying outstanding restricted stock units granted to certain of our executive officers and other employees, of which 608,700 options were vested as of such date. In addition, as of such date, an aggregate of 3,837,922 additional shares of Class A common stock were reserved for issuance under our 2017 Plan and 2019 Plan, not including any additional shares of Class A common stock that may be reserved for issuance pursuant to provisions of our 2019 Plan that automatically increase the shares of Class A common stock reserved thereunder. Any shares of Class A common stock that we issue, including under our 2017 Plan, 2019 Plan or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by the investors who purchase shares of our Class A common stock in this offering.

In connection with this offering, we, the Selling Stockholders and our officers and directors will agree (subject to certain exceptions) that, without the prior written consent of J.P. Morgan Securities LLC, we and they will not, during the period ending 90 days after the date of this prospectus supplement in the case of us and the Selling

Stockholders and 60 days after the date of this prospectus supplement in the case of our officers and directors not participating in this offering: (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A common stock; (2) file any registration statement with the SEC relating to the offering of any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock; or (3) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Class A common stock, subject to certain exceptions. J.P. Morgan Securities LLC, in their sole discretion, may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. See “Underwriting.”

The market price of our Class A common stock may decline significantly when the restrictions on resale by our existing stockholders lapse or are waived, and by the perception that any such resales may occur. A decline in the market price of our Class A common stock might impede our ability to raise capital through the issuance of additional shares of Class A common stock or other equity securities or impair your ability to sell shares of Class A common stock at a time and price you deem appropriate.

In the future, we may also issue additional securities if we need to raise capital, including, but not limited to, in connection with acquisitions, which could constitute a material portion of our then-outstanding shares of Class A common stock. Any sales in connection with the Registration Rights Agreement, or the prospect of any such sales, could materially impact the market price of our Class A common stock and could impair our ability to raise capital through future sales of equity securities. For a further description of our Registration Rights Agreement, see “Certain Relationships and Related Person Transactions—Registration Rights Agreement” in our 2018 Proxy Statement, which is incorporated by reference herein.

In addition, the registration statement on Form S-3 of which this prospectus supplement and the accompanying prospectus form a part, or the Form S-3, (1) registers for sale by us up to $100.0 million of Class A common stock, preferred stock, debt securities, warrants, purchase contracts or units comprised of any combination of these securities for our own account and (2) registers for sale by certain Original Equity Owners up to 29,731,321 shares of Class A common stock in one or more offerings, including the shares of Class A common stock to be sold by the Selling Stockholders in this offering. If we offer and sell such shares of Class A common stock or any of the other securities registered under the Form S-3, to the extent such securities are convertible into, or exercisable or exchangeable for, shares of Class A common stock, it would dilute the percentage ownership held by the existing holders of our Class A common stock.

Our Class A common stock price may be volatile or may decline regardless of our operating performance and you may not be able to resell your shares at or above the price you paid for them.

Volatility in the market price of our Class A common stock following this offering may prevent you from being able to sell your shares at or above the price you paid for them. Many factors, which are outside our control, may cause the market price of our Class A common stock to fluctuate significantly, including those described elsewhere in this “Risk Factors” section of this prospectus supplement and the “Risk Factors” sections in the accompanying prospectus and our 2019 Second Quarter 10-Q, which is incorporated by reference herein and therein, as well as the following:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;

•	conditions that impact demand for our products;

•	future announcements concerning our business, our customers’ businesses or our competitors’ businesses;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	the market’s reaction to our reduced disclosure and other requirements as a result of being an “emerging growth company” under the JOBS Act;

•	the size of our public float;

•	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in laws or regulations which adversely affect our industry, our licensors or us;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in senior management or key personnel;

•	issuances, exchanges or sales, or expected issuances, exchanges or sales of our capital stock;

•	changes in our dividend policy;

•	adverse resolution of new or pending litigation against us, and the imposition of fines or other remedial measures as a result of the underpayment of customs duties by Loungefly; and

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

As a result, volatility in the market price of our Class A common stock may prevent investors from being able to sell their Class A common stock at or above the price they paid for them or at all. These broad market and industry factors may materially reduce the market price of our Class A common stock, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of our Class A common stock is low. As a result, you may suffer a loss on your investment.

We do not intend to pay dividends on our Class A common stock for the foreseeable future.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness. As a result, we do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, industry trends and other factors that our board of directors may deem relevant. Any such decision will also be subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness. Our Senior Secured Credit Facilities contain certain covenants that restrict the ability of FAH, LLC and its subsidiaries to pay dividends or make distributions. Because we are a holding company, our ability to pay dividends on our Class A common stock depends on our receipt of cash distributions from FAH, LLC and, through FAH, LLC, cash distributions and dividends from our other direct and indirect wholly owned subsidiaries. In addition, we may incur additional indebtedness, the terms of which may further restrict or prevent us from paying dividends on our Class A common stock. As a result, you may have to sell some or all of your Class A common stock after price appreciation in order to generate cash flow from your investment, which you may not be able to do.

Our inability or decision not to pay dividends, particularly when others in our industry have elected to do so, could also adversely affect the market price of our Class A common stock.

Delaware law and certain provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may prevent efforts by our stockholders to change the direction or management of our company.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change of control would be beneficial to our existing stockholders. In addition, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that may make the acquisition of our company more difficult without the approval of our board of directors, including, but not limited to, the following:

•	our board of directors is classified into three classes, each of which serves for a staggered three-year term;

•

only the chairperson of our board of directors or a majority of our board of directors may call special meetings of our stockholders, except that at such time as the ACON Related Parties, directly or indirectly, beneficially own in the aggregate, 35% or more of all shares of Class A common stock (including for this purpose all shares of Class A common stock issuable upon redemption of common units, assuming all such common units are redeemed for Class A common stock on a one-for-one basis) issued and outstanding, the holders of a majority in voting power of the outstanding shares of our capital stock may also call special meetings of our stockholders;

•	we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•

any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent is signed by the holders of our outstanding shares of common stock representing not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all outstanding shares of common stock entitled to vote thereon were present and voted, provided that at such time as the ACON Related Parties, directly or indirectly, beneficially own in the aggregate, less than 35% of all shares of Class A common stock (including for this purpose all shares of Class A common stock issuable upon redemption of common units, assuming all such common units are redeemed for Class A common stock on a one-for-one basis) issued and outstanding, any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may not be taken by written consent in lieu of a meeting;

•

our amended and restated certificate of incorporation may be amended or repealed by the affirmative vote of a majority of the votes which all our stockholders would be eligible to cast in an election of directors and our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of a majority of the votes which all our stockholders would be eligible to cast in an election of directors, provided that at such time as the ACON Related Parties, directly or indirectly, beneficially own in the aggregate, less than 35% of all shares of Class A common stock (including for this purpose all shares of Class A common stock issuable upon redemption of common units, assuming all such common units are redeemed for Class A common stock on a one-for-one basis) issued and outstanding, our amended and restated certificate of incorporation and our amended and restated bylaws may be amended or repealed by the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be entitled to cast in any annual election of directors and our amended and restated bylaws may also be amended or repealed by a majority vote of our board of directors;

•	we require advance notice and duration of ownership requirements for stockholder proposals; and

•

we have opted out of Section 203 of the Delaware General Corporation Law of the State of Delaware, or the DGCL, however, our amended and restated certificate of incorporation will contain provisions that are similar to Section 203 of the DGCL (except with respect to ACON and Fundamental and any of their respective affiliates and any of their respective direct or indirect transferees of Class B common stock). See “Description of Capital Stock—Anti-Takeover Provisions—Section 203 of the DGCL” in the accompanying prospectus.

These provisions could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions you desire, including actions that you may deem advantageous, or negatively affect the trading price of our Class A common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

Please see “—Risks Relating to Our Organizational Structure—ACON has and, after the consummation of this offering, will continue to have, significant influence over us, including over decisions that require the approval of stockholders, and its interests, along with the interests of our other Continuing Equity Owners, in our business may conflict with yours.”

Our amended and restated certificate of incorporation provides, subject to certain exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (3) any action asserting a claim against us, any director or our officers and employees arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery; or (4) any action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Securities Act or, in each case, the rules and regulations thereunder, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision that will be contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Class A common stock, which could depress the price of our Class A common stock.

Our amended and restated certificate of incorporation authorizes us to issue one or more series of preferred stock. Our board of directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our Class A common stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of our Class A common stock.

Taking advantage of the reduced disclosure requirements applicable to “emerging growth companies” may make our Class A common stock less attractive to investors.

The JOBS Act provides that, for so long as a company qualifies as an “emerging growth company,” it will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

•	be exempt from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act, or the Dodd-Frank Act;

•

be exempt from certain disclosure requirements of the Dodd-Frank Act relating to compensation of its executive officers and be permitted to omit the detailed compensation discussion and analysis from the proxy statements and reports it files under the Exchange Act; and

•

be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on our financial statements.

We currently have chosen to take advantage of each of the exemptions described above. In addition, we were required to have only two years of audited financial statements and two years of related selected financial data in the registration statement we filed in connection with our IPO, and are not required to present selected financial data for any earlier periods. We have irrevocably elected not to take advantage of the extension of time to comply with new or revised financial accounting standards available under Section 107(b) of the JOBS Act. We could be an emerging growth company until December 31, 2022. We cannot predict if investors will find our Class A common stock less attractive if we elect to rely on these exemptions, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our Class A common stock.

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

As a result of our IPO, we became subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal control over financial reporting. As a result, we now incur significant legal, accounting and other expenses that we did not previously incur.

Additionally, prior to the completion of our IPO, most of our management team, including our chief executive officer, had not managed a publicly traded company, and as a result, have little experience in complying with the increasingly complex and changing legal and regulatory landscape in which public companies operate. Furthermore, while certain members of our board of directors have been officers and other employees of public companies, only one of our directors has served on the board of directors of a public company prior to the completion of our IPO. Our entire management team and many of our other employees now need to devote substantial time to compliance, and may not be able to effectively or efficiently manage us during our transition into a public company.

In addition, establishing and maintaining the corporate infrastructure demanded of a public company may also divert management’s attention from implementing our business strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal control over financial reporting, including information technology controls, and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain our culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, financial condition and results of operations. In addition, we cannot predict or estimate the amount of additional costs we may incur to comply with these requirements. We anticipate that these costs will materially increase our general and administrative expenses.

Furthermore, as a public company, we have incurred and will continue to incur additional legal, accounting and other expenses that have not been reflected in our historical financial statements. In addition, rules implemented by the SEC have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel have devoted, and will need to continue to devote, a substantial amount of time to these compliance initiatives. These rules and regulations result in our incurring legal and financial compliance costs and have made, and will continue to make, some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors and our board committees or as executive officers.

The failure to establish and maintain effective internal control over financial reporting and disclosure controls and procedures may cause us to not be able to accurately report our financial results, or report them in a timely manner.

We are a public reporting company subject to the rules and regulations established from time to time by the SEC and The Nasdaq Stock Market. These rules and regulations require, among other things, that we have and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to continue to place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel.

Under Section 404 of the Sarbanes-Oxley Act, our management is required to assess and report annually on the effectiveness of our internal control over financial reporting and to identify any material weaknesses in our internal control over financial reporting. Once we are no longer an emerging growth company, Section 404(b) of the Sarbanes-Oxley Act will require our independent registered public accounting firm to issue an annual report that addresses the effectiveness of our internal control over financial reporting.

During the quarter ended June 30, 2019, we identified a material weakness in our internal control over financial reporting based on the effects of the underpayment of customs duties at Loungefly. As a result of this material weakness or any other material weakness that may be identified in the future, our senior management may be unable to conclude that we have effective internal control over financial reporting, and our independent registered public accounting firm may not be able to render an unqualified opinion on management’s assessment and the effectiveness of our internal control over financial reporting at such time as it is required to do so. In addition, we could be subject to sanctions or investigations by the SEC, the Nasdaq Stock Market or other regulatory authorities, a loss of public and investor confidence, and to litigation from investors and stockholders, which could have a material adverse effect on our business and our stock price. If our remedial measures are insufficient to address this material weakness, or if further material weaknesses are discovered, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in the price of our Class A common stock and adversely affect our results of operations and financial condition.

In addition to the remediation measures we plan to take in response to the material weakness we identified relating to the underpayment of customs duties at Loungefly, we may need to expend additional resources and provide additional management oversight in order to establish effective disclosure controls and procedures and internal control over financial reporting. Implementing any appropriate changes to our internal controls may require specific compliance training of our employees, could entail substantial costs, take a significant period of time to complete or divert management’s attention from other business concerns. These changes may not, however, ultimately be effective to achieve and maintain adequate internal controls.

We may fail to meet analyst expectations, or analysts may issue unfavorable commentary about us or our industry or downgrade our Class A common stock, which could cause the price of our Class A common stock to decline.

Our Class A common stock is traded publicly and various securities analysts follow our company and issue reports on us. These reports include information about our historical financial results as well as the analysts’ estimates of our future performance. The analysts’ estimates are based upon their own independent opinions and may be different from our own estimates or expectations. If our operating results are below the estimates or expectations of public market analysts and investors, the trading price of our Class A common stock could decline. In addition, one or more analysts could cease to cover our company, which could cause us to lose visibility in the market, and one or more analysts could downgrade our Class A common stock or issue other negative commentary about our company or our industry. As a result of one or more of these factors, the trading price of our Class A common stock could decline.

Cautionary note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. All statements other than statements of historical facts contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus may be forward-looking statements. Statements regarding the consummation of this offering, our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, potential acquisitions and future capital expenditures, debt service obligations and other expenses and payments, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “potentially,” “preliminary,” “likely” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus include, but are not limited to statements about:

•	our ability to execute our business strategy;

•

our dependence upon our license agreements, our ability to renew and extend expiring license agreements and enter into license agreements for newer pop culture properties and our relationship with content providers;

•	the trend of content providers consolidating their license relationships to do more business with fewer licensees;

•	our ability to design and develop products that will be popular with consumers and to maintain the popularity of successful products;

•	the effect on our business of changes in the retail industry and the market for consumer products;

•	the continued growth of the market for pop culture consumer products;

•

our ability to maintain and develop relationships with retail customers and distributors, including increasing sales and shelf space with existing retail customers and the number of retailers for whom we curate pop culture selections, and our intent to expand into new sales channels;

•	competition in our industry and our ability to compete effectively with new or existing competitors;

•	our ability to manage our growth effectively;

•	the sustainability of, and fluctuations in, our gross margins over time;

•	our dependence on third-party content providers;

•	the ability of our licensed properties to generate market appeal and sales of our products;

•	our ability to successfully manage our inventories;

•	our ability to develop and introduce products in a timely and cost-effective manner;

•	our ability to obtain, maintain and protect our intellectual property rights;

•	our plan to expand our intellectual property across multiple channels, including movies, TV and digital content;

•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights of others;

•	attracting and retaining qualified personnel and maintaining our corporate culture;

•	the seasonality of our business and the popularity and timing of new product releases and related content releases;

•	our susceptibility to risks created by our use of third-party manufacturers and our ability to find alternative sources of supply in a timely and cost-effective manner;

•	the effects of adverse conditions in the certain geographic regions in which our manufacturing and sales are concentrated;

•	the risks associated with our substantial sales and manufacturing operations outside the United States and plans to expand internationally;

•	the effect of the United Kingdom’s referendum on withdrawal from the European Union on global economic conditions, financial markets and our business;

•	changes in U.S. tax law, the stability of effective tax rates and adverse outcomes resulting from examination of our income or other tax returns;

•	the impact on our business of changes in foreign currency exchange rates;

•	the effect of global and regional economic downturns on the retail and credit markets and the financial health of our retail customers and consumers;

•

our ability to comply with current or future government regulations to which we are subject and the consequences of any non-compliance therewith, including our ability to ensure proper payment of customs duties by Loungefly and the potential imposition of fines or other remedial measures resulting from underpayments previously identified or that may be identified in the future;

•	future product liability suits or product recalls;

•	our ability to comply with anti-corruption and anti-bribery laws, governmental economic sanctions requirements and export and import controls;

•	our ability to realize the anticipated benefits of acquisitions or investments;

•	risks related to our e-commerce business and our intent to grow this business;

•	our plans to continue to expand our marketing through social media outlets, our websites and internet-based advertising and the potential consequences of our use of social media;

•	our ability to successfully operate our information systems and implement new technology effectively;

•	the impact on our business if our electronic data is compromised;

•	the effects of our indebtedness on our financial health and competitive position and our ability to secure additional financing and to meet our future capital needs;

•	impairment in the value of our goodwill our other assets;

•	the effects of ACON’s significant influence over us;

•	the reduced corporate governance requirements to which we are subject as a result of being a controlled company;

•

our ability to realize any tax benefits that may arise from our organizational structure and any redemptions or exchanges of common units of FAH, LLC for cash or stock, including in connection with this offering;

•

our ability to remediate the material weakness we identified in our internal control over financial reporting and to achieve and maintain effective internal controls, including the costs associated therewith; and

•	the other factors set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our 2019 Second Quarter 10-Q, which is incorporated by reference herein and therein.

The forward-looking statements included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to the factors set forth under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our 2019 Second Quarter 10-Q, which is incorporated by reference herein and therein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements included, or incorporated by reference, in the prospectus supplement and the accompanying prospectus are based upon information available to us as of the date made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read the information contained, and incorporated by reference, in this prospectus supplement and the accompanying prospectus with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

These forward-looking statements included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus speak only as of the date made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus after we distribute this prospectus supplement, whether as a result of any new information, future events, changed circumstances or otherwise.

Use of proceeds

All of the shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus are being offered by the Selling Stockholders. We will not receive any of the proceeds from the sale of shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus.

We have agreed to pay the expenses associated with the sale of Class A common stock (other than the underwriting discounts and commissions applicable to the shares of Class A common stock to be sold by the Selling Stockholders), which we estimate to be approximately $700,000.

See “Selling Stockholders” and “Underwriting.”

Selling stockholders

The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock for each of the Selling Stockholders, as of September 12, 2019, (1) immediately prior to this offering and (2) as adjusted to give effect to this offering.

In connection with our IPO and the reorganization transactions, we issued to the Continuing Equity Owners one share of our Class B common stock for each common unit of FAH, LLC that they held (except where the common units were issued upon the exercise of options or issued subject to certain time-based vesting requirements). Each Continuing Equity Owner has the right (subject to the terms of the FAH LLC Agreement) to have their common units redeemed from time to time at its option (subject to certain circumstances to time-based vesting requirements) by FAH, LLC for, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case, in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange by Funko, Inc. of such Class A common stock or such cash, as applicable, for such common units.

The number of shares beneficially owned by each stockholder as described in this prospectus supplement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above with respect to each common unit, held by such person that are currently exercisable or will become exercisable within 60 days of the date of this prospectus supplement, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

The percentage ownership of each Selling Stockholder before this offering is computed on the basis of 32,500,043 shares of our Class A common stock outstanding and 16,630,314 shares of our Class B common stock outstanding as of September 12, 2019. The percentage ownership and combined voting power of each Selling Stockholder after the consummation of this offering is computed on the basis of the number of shares of Class A common stock and Class B common stock to be issued and outstanding after giving effect to the consummation of this offering. Unless otherwise indicated, the address of all listed stockholders is 2802 Wetmore Avenue, Everett, WA 98201.

To our knowledge, each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Any Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Based upon the applicable facts and circumstances, including when and how each Selling Stockholder’s respective shares of Class A common stock were acquired, none of the Selling Stockholders believes that it should be considered an “underwriter” within the meaning of such term under the Securities Act.

	Class A common stock beneficially owned(1)				Class B common stock beneficially owned				Combined voting power(2)
Name of beneficial owner(3)	Before this offering		After this offering		Before this offering		After this offering		After this offering
	Number	%	Number	%	Number	%	Number	%	%
ACON(4)	23,416,726	54.5%	19,816,726	45.7%	10,495,687	63.1%	8,882,120	60.8%	40.3%
Brian Mariotti(5)	3,629,915	10.0%	3,229,915	8.6%	3,031,690	18.2%	2,631,690	18.0%	6.5%

*	Represents beneficial ownership of less than 1%.

(1)	Each common unit (other than common units held by us and 560,618 common units held by certain of the Former Profits Interests Holders that remain subject to time-based vesting requirements) is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case, in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange by Funko, Inc. of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units remain outstanding. In these tables, beneficial ownership of common units has been reflected as beneficial ownership of shares of our Class A common stock for which such common units may be exchanged. When a common unit is exchanged by a Continuing Equity Owner who holds shares of our Class B common stock, a corresponding share of Class B common stock will be cancelled.

(2)	Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class. Each share of Class A common stock and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock vote as a single class on all matters except as required by law or by our amended and restated certificate of incorporation.

(3)	Except as otherwise noted, all shares of Class A common stock shown as beneficially owned represent shares of Class A common stock that may be acquired upon the exchange of common units of FAH, LLC for shares of Class A common stock on a one-for-one basis.

(4)	Before giving effect to this offering, includes (a) 10,495,687 common units of FAH, LLC held by ACON Funko Investors, L.L.C., (b) 4,971,870 shares of Class A common stock held by ACON Funko Investors Holdings 1, L.L.C., (c) 2,096,368 shares of Class A common stock held by ACON Funko Investors Holdings 2, L.L.C. and (d) 5,852,801 shares of Class A common stock held by ACON Funko Investors Holdings 3, L.L.C. In this offering, ACON Funko Investors, L.L.C. is offering 1,613,567 shares of Class A common stock (which shares of Class A common stock will be issued to ACON Funko Investors, L.L.C. in exchange for a corresponding number of common units of FAH, LLC and the cancellation of a corresponding number of shares of its Class B common stock), ACON Funko Investors Holdings 1, L.L.C. is offering 764,357 shares of Class A common stock, ACON Funko Investors Holdings 2, L.L.C. is offering 322,288 shares of Class A common stock and ACON Funko Investors Holdings 3, L.L.C. is offering 899,788 shares of Class A common stock. Based on information obtained from a Schedule 13G filed on February 13, 2018, ACON Funko Manager, L.L.C. is (x) the sole manager of, and exercises voting and investment power over shares held by, ACON Funko Investors, L.L.C. and (y) the sole managing member of, and exercises voting and investment power over shares held by, ACON Funko Investors Holdings 1, L.L.C. ACON Equity GenPar, L.L.C. is the sole managing member of, and exercises voting and investment power over shares held by, each of ACON Funko Investors Holdings 2, L.L.C. and ACON Funko Investors Holdings 3, L.L.C. Voting and investment decisions at ACON Funko Manager, L.L.C. are made by a board of managers, the members of which are Bernard Aronson, Kenneth Brotman, Jonathan Ginns, Daniel Jinich, Andre Bhatia and Aron Schwartz. Voting and investment decisions at ACON Equity GenPar, L.L.C. are made by an investment committee, the members of which are Bernard Aronson, Kenneth Brotman, Jonathan Ginns, Daniel Jinich, Andre Bhatia and Aron Schwartz. ACON Equity Management, L.L.C. advises ACON Equity Gen Par, L.L.C. and ACON Funko Manager, L.L.C., though it does not exercise voting or dispositive control over the shares beneficially owned by them. The address of ACON Funko Investors, L.L.C., ACON Funko Investors Holdings 1, L.L.C., ACON Funko Investors Holdings 2, L.L.C., ACON Funko Investors Holdings 3, L.L.C., ACON Funko Manager, L.L.C. and ACON Equity GenPar, L.L.C. is 1133 Connecticut Avenue, NW, Suite 700, Washington, D.C. 20036.

(5)	Before giving effect to this offering, includes (a) 8,665 shares of Class A common stock, (b) options to purchase 91,895 shares of Class A common stock that are currently vested and (c) options to purchase 13,128 shares of Class A common stock that will vest within in 60 days of the date of this prospectus supplement. In this offering, Mr. Mariotti is offering 400,000 shares of Class A common stock (which shares of Class A common stock will be issued to Mr. Mariotti in exchange for a corresponding number of common units of FAH, LLC and the cancellation of a corresponding number of shares of his Class B common stock).

Material U.S. federal income tax considerations

for non-U.S. Holders of Class A common stock

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the ownership and disposition of our Class A common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated under the Code, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Class A common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our Class A common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors in such entities);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level.

Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

Distributions of cash or property on our Class A common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or other taxable disposition

Subject to the discussion below on information reporting, backup withholding and foreign accounts, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our Class A common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any applicable time within the shorter of the five year period preceding the Non-U.S. Holder’s disposition of, or the Non-U.S. Holder’s holding period for, our Class A common stock, or, if required, a Non-U.S. Holder fails to obtain an appropriate certification regarding the USRPI status of our Class A common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our Class A common stock will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable documentation, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussion below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Such certification or exemption must typically be evidenced by a Non-U.S. Holder’s delivery of a properly executed IRS Form W-8BEN-E. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

Underwriting

We, the Selling Stockholders and J.P. Morgan Securities LLC have entered into an underwriting agreement with respect to the shares of Class A common stock being offered. Subject to certain conditions, the underwriter has agreed to purchase the number of shares indicated in the following table at a price of $             per share, which will result in $             of aggregate proceeds to the Selling Stockholders.

Underwriter	Number of shares
J.P. Morgan Securities LLC	4,000,000

The underwriter is committed to take and pay for all of the shares being offered, if any are taken.

We estimate that our share of the total expenses of the offering will be approximately $700,000. We have agreed to reimburse the underwriter for certain legal expenses relating to FINRA clearance in connection with this offering in an amount not to exceed $35,000. Additionally, the underwriter has agreed to reimburse us for certain of our expenses.

The underwriter may offer the Class A common stock from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the Class A common stock offered hereby, the underwriter may be deemed to have received compensation in the form of an underwriting discount. The underwriter may effect such transactions by selling shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter or purchasers of shares for whom they may act as agents or to whom they may sell as principal.

We, the Selling Stockholders and each of our officers and directors have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any shares of Class A common stock or securities convertible into or exchangeable for shares of Class A common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement in the case of us and the Selling Stockholders and 60 days after the date of this prospectus supplement in the case of our officers and directors who are not Selling Stockholders, except with the prior written consent of the underwriter. This agreement does not apply to any existing employee benefit plans, and in the case of our officers and directors not participating in this offering, certain transactions pursuant to 10b5-1 trading plans, among other exceptions.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “FNKO.”

In connection with the offering, the underwriter may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriter must cover any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriter in the open market prior to the closing of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our Class A common stock, and may stabilize, maintain, or otherwise affect the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Global Select Market, in the over-the-counter market, or otherwise.

In connection with the offering, underwriter and selling group members may engage in passive market making transactions in the Class A common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934 during the period before the commencement of offers or sales of Class A common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded. If passive market making is commenced, it may be discontinued at any time.

We and the Selling Stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling restrictions

European economic area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of our Class A common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our Class A common stock may be made at any time under the following exemptions under the Prospectus Directive:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer or shares of our Class A common stock shall require us, or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to public” in relation to our Class A common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our Class A common stock to be offered so as to enable an investor to decide to purchase our Class A common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only addressed to and directed at qualified investors who are (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (2) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will only be engaged in with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The securities may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (2) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This offering document does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This offering document contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering document is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

This offering document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering document is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth in this prospectus supplement and the accompanying prospectus, and has no responsibility for the offering document. The securities to which this offering document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this offering document you should consult an authorized financial advisor.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority, or FINMA, as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended, or CISA, and accordingly the securities being offered pursuant to this prospectus supplement and the accompanying prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or CISO, such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement, the accompanying prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described in this prospectus supplement and the accompanying prospectus and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and the accompanying prospectus do not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Legal matters

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York. Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington, has acted as counsel for the underwriter in connection with certain legal matters related to this offering.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in Exhibit 99.1 to Funko, Inc.’s Current Report on Form 8-K dated August 30, 2019, as set forth in their report, which is incorporated by reference in this prospectus supplement and prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Information incorporated by reference

We “incorporate by reference” certain documents we have filed with the SEC, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement and the accompanying prospectus. This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and any information contained in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference herein and therein will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided to you in connection with this offering modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement and the accompanying prospectus.

The following documents are hereby incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 6, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 3, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 8, 2019;

•	our Current Reports on Form 8-K filed with the SEC on April 18, 2019, June 27, 2019, July 23, 2019, August 30, 2019 and September 4, 2019; and

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018;

•

the description of our Class  A common stock as set forth in our registration statement on Form 8-A (File No. 001-38274), filed with the SEC on November 2, 2017, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

We also hereby incorporate by reference any reports and other documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Funko, Inc.

2802 Wetmore Avenue

Everett, Washington 98201

Where you can find more information

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. We also maintain a website at www.funko.com, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

PROSPECTUS

FUNKO, INC.

$100,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

29,731,321 Shares

Class A Common Stock

Offered by the Selling Securityholders

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above, and the selling securityholders may offer and sell up to 29,731,321 shares in the aggregate of Class A common stock identified above, including the possible resale, from time to time, of shares of our Class A common stock issuable upon the exchange of common units (“common units”) of our subsidiary, Funko Acquisition Holdings, L.L.C. (“FAH, LLC”), for an equivalent number of shares of our Class A common stock (and, except where the common units so exchanged were issued upon the exercise of options or issued subject to certain time-based vesting requirements, the cancellation of such selling securityholder’s shares of our Class B common stock, par value $0.0001 per share (“Class B common stock”), on a one-for-one basis with the number of common units so exchanged) in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the selling securityholders.

Each time we or any of the selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “FNKO.” On August 29, 2019 the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $23.81 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 and the selling securityholders to be named in a supplement to this prospectus may, from time to time, sell up to 29,731,321 shares of Class A common stock, including the possible resale, from time to time, of shares of our Class A common stock issuable upon the exchange of common units of our subsidiary, FAH, LLC, for an equivalent number of shares of our Class A common stock (and, except where the common units so exchanged were issued upon the exercise of options or issued subject to certain time-based vesting requirements, the cancellation of such selling securityholder’s shares of our Class B common stock, on a one-for-one basis with the number of common units so exchanged) in each case, from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

BASIS OF PRESENTATION

As used in this prospectus, unless the context otherwise requires, references to:

•	“we,” “us,” “our,” the “Company,” “Funko” and similar references refer to Funko, Inc., and, unless otherwise stated, all of its subsidiaries, including FAH, LLC;

•	“you” refers to the potential holders of the applicable series of securities.

•	“ACON” refers to ACON Funko Investors, L.L.C., a Delaware limited liability company, and certain funds affiliated with ACON Funko Investors, L.L.C. (including each of the Former Equity Owners).

•

“Continuing Equity Owners” refers collectively to ACON Funko Investors, L.L.C., Fundamental, the Former Profits Interests Holders, the Former Warrant Holders and certain current and former executive officers, employees and directors and each of their permitted transferees that continued to own common units in FAH, LLC after our initial public offering (“IPO”) and who may redeem (including in connection with any offering pursuant to the registration statement of which this prospectus forms a part), at each of their options (subject in certain circumstances to time-based vesting requirements) their common units for, at our election (determined solely by our independent directors (within the meaning of the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq rules”)) who are disinterested), cash or newly-issued shares of our Class A common stock.

•	“FAH, LLC” refers to Funko Acquisition Holdings, L.L.C., a Delaware limited liability company.

•

“Former Equity Owners” refers to ACON Funko Investors Holdings 1, L.L.C., a Delaware limited liability company, ACON Funko Investors Holdings 2, L.L.C., a Delaware limited liability company, and ACON Funko Investors Holdings 3, L.L.C., a Delaware limited liability company, which in each case are affiliated with ACON and transferred their indirect ownership interests in common units of FAH, LLC for shares of our Class A common stock (which are held by them directly) in connection with the consummation of our IPO.

•

“Former Profits Interests Holders” refers collectively to certain of our directors and certain current executive officers and employees, in each case, who held existing vested and unvested profits interests in FAH, LLC pursuant to FAH, LLC’s existing equity incentive plan and who received common units of FAH, LLC in exchange for their profits interests (subject to the common units received in exchange for unvested profits interests remaining subject to their existing time-based vesting requirements) in connection with our IPO.

•

“Former Warrant Holders” refers to lenders under our former senior secured credit facilities that previously held warrants to purchase ownership interests in FAH, LLC, which were converted into common units of FAH, LLC in connection with the consummation of our IPO.

•	“Fundamental” refers collectively to Fundamental Capital, LLC and Funko International, LLC.

•

“Original Equity Owners” refers to the owners of ownership interests in FAH, LLC, collectively, prior to our IPO, which include ACON Funko Investors, L.L.C., Fundamental, the Former Profits Interests Holders and certain current and former executive officers, employees and directors.

TRADEMARKS

This prospectus includes, or incorporates by reference, our trademarks and trade names, including Pop! ®, Mystery Minis®, Dorbz®, Pint Size Heroes™, Rock Candy® and SuperCute™ which are protected under applicable intellectual property laws and are our property. This prospectus also contains, or incorporates by reference, trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to, or incorporated by reference, in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.funko.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may access a copy of the registration statement through the SEC’s website as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 6, 2019.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 3, 2019.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 8, 2019.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2019.

•	Our Current Reports on Form 8-K filed with the SEC on April 18, 2019, June 27, 2019, July 23, 2019 and August 30, 2019 (to the extent such reports are filed, not furnished).

•

The description of our Class  A common stock incorporated by reference in our registration statement on Form 8-A (File No. 001-38274), dated November 2, 2017, filed with the SEC on November 2, 2017, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

2802 Wetmore Avenue

Everett, Washington 98201

(425) 783-3616

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

We are a leading pop culture consumer products company. Our business is built on the principle that almost everyone is a fan of something and the evolution of pop culture is leading to increasing opportunities for fan loyalty. We create whimsical, fun and unique products that enable fans to express their affinity for their favorite “something”—whether it is a movie, TV show, video game, musician or sports team. We typically infuse our distinct designs and aesthetic sensibility into one of the industry’s largest portfolios of licensed content over a wide variety of product categories, including figures, plush, accessories, apparel, handbags and homewares. With our unique style, expertise in pop culture, broad product distribution and highly accessible price points, we have developed a passionate following for our products that has underpinned our growth. We believe we sit at the nexus of pop culture—content providers value us for our broad network of retail customers, retailers value us for our broad portfolio of licensed pop culture products and pop culture insights, and consumers value us for our distinct, stylized products and the content they represent. We believe our innovative product design and market positioning have disrupted the licensed product markets and helped to define today’s pop culture products category.

We filed our amended and restated certificate of incorporation with the Secretary of State of Delaware on November 1, 2017.

Our principal executive offices are located at 2802 Wetmore Avenue, Everett, Washington 98201, and our telephone number is (425) 783-3616.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, potential acquisitions, market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the important factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the Securities and Exchange Commission, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

Any forward-looking statements made herein speak only as of the date of this prospectus, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or achievements reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of prospectus or to conform these statements to actual results or revised expectations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our amended and restated certificate of incorporation authorizes capital stock consisting of:

•	200,000,000 shares of Class A common stock, par value $0.0001 per share;

•	50,000,000 shares of Class B common stock, par value $0.0001 per share; and

•	20,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Class A Common Stock

Holders of shares of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of our Class A common stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of our Class A common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock.

Class B Common Stock

Each share of our Class B common stock entitles its holders to one vote per share on all matters presented to our stockholders generally. The holders of shares of our Class B common stock do not have cumulative voting rights in the election of directors.

Shares of Class B common stock will be issued in the future only to the extent necessary to maintain a one-to-one ratio between the number of common units of FAH, LLC held by the Continuing Equity Owners (other than common units issued upon the exercise of options and common units issued to certain Former Profits Interests Holders subject to time-based vesting requirements) and the number of shares of Class B common stock issued to the Continuing Equity Owners. Shares of Class B common stock are transferable only together with an equal number of common units of FAH, LLC. Only permitted transferees of common units held by the Continuing Equity Owners will be permitted transferees of Class B common stock.

Holders of shares of our Class B common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our certificate described below or as otherwise required by applicable law or the certificate.

Holders of our Class B common stock do not have any right to receive dividends or to receive a distribution upon dissolution or liquidation. Additionally, holders of shares of our Class B common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class B common stock. Any amendment of our certificate of incorporation that gives holders of our Class B common stock (1) any rights to receive dividends or any other kind of distribution, (2) any right to convert into or be exchanged for Class A common stock or (3) any other economic rights will require, in addition to stockholder approval, the affirmative vote of holders of our Class A common stock voting separately as a class.

Preferred Stock

The total of our authorized shares of preferred stock is 20,000,000 shares. We have no shares of preferred stock outstanding.

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.

Registration Rights

In connection with our IPO, we entered into a Registration Rights Agreement with certain of the Original Equity Owners (including each of our executive officers) granting such parties specified rights to require us to register all or a portion of their shares under the Securities Act of 1933, as amended (the “Securities Act”).

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders; (3) any action asserting a claim against us, any director or our officers and employees arising pursuant to any provision of the Delaware General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation or our amended and restated bylaws, or as to which the DGCL confers exclusive jurisdiction on the Court of Chancery; or (4) any action asserting a claim against us, any director or our officers or employees that is governed by the internal affairs doctrine. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act, or, in each case, the rules and regulations thereunder, or any other claim for which the U.S. federal courts have exclusive jurisdiction.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness, and therefore do not anticipate declaring or paying any cash dividends on our Class A common stock in the foreseeable future.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans and funding of redemptions of common units. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes, with the classes as nearly equal in number as possible and each class serving three-year staggered terms. Pursuant to the terms of the Stockholders Agreement we entered into with ACON, Fundamental and Brian Mariotti, our chief executive officer, in connection with our IPO, directors designated by ACON or Fundamental may only be removed with or without cause by the request of the party entitled to designate such director. In all other cases and at any other time, directors may only be removed from our board of directors for cause by the affirmative vote of the holder of a majority of the voting power of all outstanding shares of stock of the Company which are present in person or by proxy and entitled to vote thereon. See the section entitled “Corporate Governance” in our most recent proxy statement, which is incorporated by reference in this prospectus. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.

Stockholder Action by Written Consent

Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent is signed by the holders of our outstanding shares of common stock representing not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all outstanding shares of common stock entitled to vote thereon were present and voted, provided that at such time as ACON, certain of its affiliates and their permitted transferees (the “ACON Related Parties”), directly or indirectly, beneficially own in the aggregate, less than 35% of all shares of Class A common stock (including for this purpose all shares of Class A common stock issuable upon redemption of common units, assuming all such common units are redeemed for Class A common stock on a one-for-one basis) issued and outstanding, any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may not be taken by written consent in lieu of a meeting.

Special Meetings of Stockholders

Our amended and restated bylaws provide that only the chairperson of our board of directors or a majority of our board of directors may call special meetings of our stockholders, except that at such time as the ACON Related Parties, directly or indirectly, beneficially own in the aggregate, 35% or more of all shares of Class A common stock (including for this purpose all shares of Class A common stock issuable upon redemption of common units, assuming all such common units are redeemed for Class A common stock on a one-for-one basis) issued and outstanding, a majority in voting power of the outstanding shares of our capital stock may also call special meetings of our stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, our amended and restated bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Amendment of Certificate of Incorporation or Bylaws

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of a majority of the votes which all our stockholders would be eligible to cast in an election of directors. At such time as the ACON Related Parties, directly or indirectly, beneficially own in the aggregate, less than 35% of all shares of Class A common stock (including for this purpose all shares of Class A common stock issuable upon redemption of common units, assuming all such common units are redeemed for Class A common stock on a one-for-one basis) issued and outstanding, our amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of a majority of the votes which all our stockholders would be eligible to cast in an election of directors will be required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our amended and restated certificate of incorporation, and any amendment of our amended and restated certificate of incorporation that gives holders of our Class B common stock (1) any rights to receive dividends or any other kind of distribution, (2) any right to convert into or be exchanged for Class A common stock or (3) any other economic rights will require, in addition to stockholder approval, the affirmative vote of holders of our Class A common stock voting separately as a class. At such time as the ACON Related Parties, directly or indirectly, beneficially own in the aggregate, less than 35% of all shares of Class A common stock (including for this purpose all shares of Class A common stock issuable upon redemption of common units, assuming all such common units are redeemed for Class A common stock on a one-for-one basis) issued and outstanding, the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be entitled to cast in any election of directors will be required to amend or repeal or to adopt any provisions contained in our amended and restated certificate of incorporation described above.

Section 203 of the DGCL

We have opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains provisions that are similar to Section 203. Specifically, our amended and restated

certificate of incorporation provides that, subject to certain exceptions, we will not be able to engage in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. However, in our case, ACON and Fundamental and any of their respective affiliates and any of their respective direct or indirect transferees receiving 15% or more of our outstanding voting stock will not be deemed to be interested stockholders regardless of the percentage of our outstanding voting stock owned by them, and accordingly will not be subject to such restrictions.

Washington Business Corporation Act

The laws of Washington, where our principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. In particular, the Washington Business Corporation Act, or the WBCA, prohibits a “target corporation,” with certain exceptions, from engaging in certain “significant business transactions” with a person or group of persons which beneficially owns 10% or more of the voting power of the target corporation, an “acquiring person,” for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition. Such prohibited transactions may include, among other things, any merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person; any termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; and allowing the acquiring person to receive any disproportionate benefit as a stockholder.

After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the statute or is approved at an annual or special meeting of stockholders. We will be considered a “target corporation” so long as our principal executive office is located in Washington and (1) a majority of our employees are residents of the state of Washington or we employ more than one thousand residents of the state of Washington, (2) a majority of our tangible assets, measured by market value, are located in the state of Washington or we have more than $50 million worth of tangible assets located in the state of Washington, and (3) any one of the following: (a) more than 10% of our stockholders of record are resident in the state of Washington; (b) more than 10% of our shares are owned of record by state residents; or (c) 1,000 or more of our stockholders of record are resident in the state. If we meet the definition of a target corporation, the WBCA may have the effect of delaying, deferring or preventing a change of control.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Corporate Opportunity Doctrine

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates acting in their capacity as our employee, or director. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, any director or stockholder who is not employed by us or our affiliates will not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, if any director or stockholder, other than a director or stockholder who is not employed by us or our affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity, unless such opportunity was expressly offered to them solely in their capacity as a director, executive officer or employee of us or our affiliates. To the fullest extent permitted by Delaware law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the corporation or its subsidiaries unless (1) we or our subsidiaries would be permitted to undertake such transaction or opportunity in accordance with our amended and restated certificate of incorporation, (2) we or our subsidiaries, at such time have sufficient financial resources to undertake such transaction or opportunity, (3) we have an interest or expectancy in such transaction or opportunity and (4) such transaction or opportunity would be in the same or similar line of our or our subsidiaries’ business in which we or our subsidiaries are engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to an employee director or employee in his or her capacity as a director or employee of Funko, Inc. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our certificate, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of Funko, Inc. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Trading Symbol and Market

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “FNKO.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “Funko,” “we,” “our” or “us” refer to Funko, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than Funko) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Funko and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Funko;

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders

None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or Class A common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Funko.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Class A common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Any purchase contracts we issue will be physically settled by delivery of such securities. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS

The selling securityholders listed below and their permitted transferees, pledgees or other successors may from time to time offer the shares of our Class A common stock offered by this prospectus. The table below sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock for each of the selling securityholders.

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Class A common stock and Class B common stock beneficially owned by that person.

In connection with our IPO and the reorganization transactions, we issued to the Continuing Equity Owners one share of our Class B common stock for each common unit of FAH, LLC that they held (except where the common units were issued upon the exercise of options or issued subject to certain time-based vesting requirements). Each Continuing Equity Owner has the right to exchange their common units for an equivalent number of shares of our Class A common stock (and, except where the common units so exchanged were issued upon the exercise of options or issued subject to certain time-based vesting requirements, the cancellation of such selling securityholder’s shares of our Class B common stock on a one-for-one basis with the number of common units so exchanged). In addition, at our election, we may effect a direct exchange of such shares of Class A common stock or cash for such common unit.

The number of shares of Class A common stock and Class B common stock outstanding and percentage of beneficial ownership before this offering set forth below is computed on the basis of 32,483,823 shares of our Class A common stock issued and outstanding as of August 27, 2019, and 16,630,314 shares of our Class B common stock issued and outstanding as of August 27, 2019. The number of shares of Class A common stock and Class B common stock and percentage of beneficial ownership after the consummation of this offering set forth below are based on the number of shares to be issued and outstanding immediately after the consummation of this offering. Shares of our Class A common stock that a person has the right to acquire within 60 days of August 27, 2019 (including the right to exchange described above) are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

The selling securityholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, common units or shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act, or in the open market after the date on which they provided the information set forth in the table below. The maximum number of shares of Class A common stock offered hereby assumes the selling securityholders exchange all of their common units held on the date on which they provided the information set forth in the table below and we elect to satisfy all exchange requests by issuing only shares of Class A common stock. Assuming we do issue shares of our Class A common stock to a holder of common units upon an exchange, such holder may offer for sale all, some or none of such shares of Class A common stock. Therefore, it is difficult to estimate with any degree of certainty the aggregate number of shares that the selling securityholders will ultimately offer pursuant to this prospectus or that the selling securityholders will ultimately own upon completion of the offering to which this prospectus relates.

Information about additional selling securityholders, if any, including their identities and the Class A common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling securityholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus, if and when necessary. Unless otherwise indicated, the address of each selling securityholder listed below is 2802 Wetmore Avenue, Everett, WA 98201.

	Class A Common Stock Beneficially Owned(1)					Class B Common Stock Beneficially Owned				Combined Voting Power(2)
Name of Beneficial Owner(3)	Prior to this Offering		Maximum number of Class A shares that may be offered pursuant to this prospectus	After this Offering		Prior to this Offering		After this Offering		After this Offering
	Number	%		Number	%	Number	%	Number	%	%
ACON(4)	23,416,726	54.5%	23,416,726	—	—	10,495,687	63.1%	—	—	—
Entities affiliated with Fundamental Capital Partners, LLC(5)	3,301,576	9.5%	2,429,676	871,900	2.7%	2,429,676	14.6%	—	—	2.6%
Brian Mariotti(6)	3,623,351	10.0%	3,516,227	107,124	*	3,031,690	18.2%	—	—	*
Russell Nickel(7)	237,169	*	210,530	26,639	*	—	—	—	—	*
Tracy D. Daw(8)	135,991	*	61,854	74,137	*	23,436	*	—	—	*
Andrew Perlmutter(9)	485,400	1.5%	96,308	389,092	1.2%	—	—	—	—	1.2%

(1)

Each common unit (other than common units held by us and 580,618 common units held by certain of the Former Profits Interests Holders that remain subject to time-based vesting requirements) is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each common unit redeemed, in each case, in accordance with the terms of the FAH LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange by Funko, Inc. of such Class A common stock or such cash, as applicable, for such common units. The Continuing Equity Owners may exercise such redemption right for as long as their common units remain outstanding. In these tables, beneficial ownership of common units has been reflected as beneficial ownership of shares of our Class A common stock for which such common units may be exchanged. When a common unit is exchanged by a Continuing Equity Owner who holds shares of our Class B common stock, a corresponding share of Class B common stock will be cancelled.

(2)

Represents the percentage of voting power of our Class A common stock and Class B common stock voting as a single class. Each share of Class A common stock and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock vote as a single class on all matters except as required by law or by our amended and restated certificate of incorporation.

(3)

Except as otherwise noted, all shares of Class A common stock shown as beneficially owned represent shares of Class A common stock that may be acquired upon the exchange of common units of FAH, LLC for shares of Class A common stock on a one-for-one basis.

(4)

Includes (a) 10,495,687 common units of FAH, LLC held by ACON Funko Investors, L.L.C., (b) 4,971,870 shares of Class A common stock held by ACON Funko Investors Holdings 1, L.L.C., (c) 2,096,368 shares of Class A common stock held by ACON Funko Investors Holdings 2, L.L.C. and (d) 5,852,801 shares of Class A common stock held by ACON Funko Investors Holdings 3, L.L.C. Based on information obtained from a Schedule 13G filed on February 14, 2018, ACON Funko Manager, L.L.C. is (x) the sole manager of, and exercises voting and investment power over shares held by, ACON Funko Investors, L.L.C and (y) the sole managing member of, and exercises voting and investment power over shares held by, ACON Funko Investors

Holdings 1, L.L.C. ACON Equity GenPar, L.L.C. is the sole managing member of, and exercises voting and investment power over shares held by, each of ACON Funko Investors Holdings 2, L.L.C. and ACON Funko Investors Holdings 3, L.L.C. Voting and investment decisions at ACON Funko Manager, L.L.C. are made by a board of managers, the members of which are Bernard Aronson, Kenneth Brotman, Jonathan Ginns, Daniel Jinich, Andre Bhatia and Aron Schwartz. Voting and investment decisions at ACON Equity GenPar, L.L.C. are made by an investment committee, the members of which are Bernard Aronson, Kenneth Brotman, Jonathan Ginns, Daniel Jinich, Andre Bhatia and Aron Schwartz. ACON Equity Management, L.L.C. advises ACON Equity Gen Par, L.L.C. and ACON Funko Manager, L.L.C., though it does not exercise voting or dispositive control over the shares beneficially owned by them. The address of ACON Funko Investors, L.L.C., ACON Funko Investors Holdings 1, L.L.C., ACON Funko Investors Holdings 2, L.L.C., ACON Funko Investors Holdings 3, L.L.C., ACON Funko Manager, L.L.C. and ACON Equity GenPar, L.L.C. is 1133 Connecticut Avenue, NW, Suite 700, Washington, D.C. 20036.
(5)

Prior to this offering, includes (a) 156,942 shares of Class A common stock and 433,138 common units of FAH LLC held by Fundamental Capital, LLC and (b) 714,958 shares of Class A common stock and 1,996,538 common units of FAH, LLC held by Funko International, LLC. After this offering, includes (a) 156,942 shares of Class A common stock held by Fundamental Capital, LLC, and (b) 714,958 shares of Class A common stock held by Funko International, LLC. Based on information obtained from a Schedule 13G filed on February 12, 2018, Fundamental Capital Partners, LLC, or FCP, Richard L. McNally, and Kevin G. Keenley have shared dispositive power over all 871,900 shares of Class A common stock and 2,429,676 common units. Funko International, LLC has shared voting and dispositive power over 714,958 shares of Class A common stock and 1,996,538 common units. Fundamental Capital, LLC has shared voting and dispositive power over 156,942 shares of Class A common stock and 433,138 common units. Funko International, LLC is a Delaware limited liability company; Fundamental Capital, LLC, a Delaware limited liability company, serves as the Manager of Funko International, LLC; FCP, a Delaware limited liability company, serves as the Manager of Fundamental Capital, LLC; Richard L. McNally and Kevin G. Keenley are the sole members of and hold voting membership interests in FCP. FCP’s address is 4 Embarcadero Center, Suite 1400, San Francisco, CA 94111.

(6)

Prior to and after this offering, includes (a) 8,665 shares of Class A common stock, (b) options to purchase 91,895 shares of Class A common stock that are currently vested and (c) options to purchase 6,564 shares of Class A common stock that will vest by October 26, 2019.

(7)

Prior to and after this offering, includes (a) 2,155 shares of Class A common stock, (b) options to purchase 22,852 shares of Class A common stock that are currently vested and (c) options to purchase 1,632 shares of Class A common stock that will vest by October 26, 2019.

(8)

Prior to and after this offering, includes (a) 2,005 shares of Class A common stock, (b) options to purchase 66,321 shares of Class A common stock that are currently vested and (c) options to purchase 5,811 shares of Class A common stock that will vest by October 26, 2019.

(9)

Prior to and after this offering, includes (a) 60,582 shares of Class A common stock, (b) options to purchase 161,529 common units of FAH, LLC that are currently vested, (c) options to purchase 107,449 shares of Class A common stock that are currently vested, (d) options to purchase 3,282 shares of Class A common stock that will vest by October 26, 2019 and (e) 56,250 shares of Class A common stock underlying restricted stock units that will vest by October 26, 2019.

.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling securityholders sell securities covered by this prospectus, we or the selling securityholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling securityholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling securityholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Funko, Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Funko, Inc. appearing in Exhibit 99.1 to Funko, Inc.’s Current Report on Form 8-K dated August 30, 2019 for the year ended December 31, 2018, have been audited by Ernst & Young  LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Funko

SINCE INCEPTION, WE HAVE SOLD OVER
250,000,000 POP CULTURE PRODUCTS.